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                         SECURITIES PURCHASE AGREEMENT


                                     Among


                            AURORA ELECTRONICS, INC.


                   WELSH, CARSON, ANDERSON & STOWE VII, L.P.


                         WCAS CAPITAL PARTNERS II, L.P.


                                      and

                           The Several Persons Named
                              In Schedule I Hereto




                         Dated as of February 21, 1996





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

                               TABLE OF CONTENTS

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
I.       PURCHASE AND SALE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         SECTION 1.01.  Issuance and Sale of the Convertible
                        Preferred Shares    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 1.02.  Issuance and Sale of the Note
                        and Common Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 1.03.  Calculation of Number of Convertible
                        Preferred Shares and Common Shares
                        to be Issued and Sold   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 1.04.  Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         SECTION 2.01.  Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.02.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.03.  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.04.  Authorization of Agreements, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 2.05.  Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.06.  Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.07.  Financial Statements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.08.  SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.09.  Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.10.  Certain Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.11.  Actions Pending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.12.  Title to Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.13.  Real Property Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.14.  Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.15.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.16.  Severance Arrangements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.17.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.18.  Compliance with Law; Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 2.19.  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.20.  Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.21.  Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.22.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.23.  Offering of the Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.24.  Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.25.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

III.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         SECTION 3.01.  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.02.  Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.03.  Investment Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

IV.      COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         SECTION 4.01.  Conduct of the Company's Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.02.  Access to Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


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         SECTION 4.03.  Further Assurances    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 4.04.  Inquiries and Negotiations    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 4.05.  Notification of Certain Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 4.06.  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 4.07.  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 4.08.  Financial Statements, Reports, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 4.09.  Directors of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

V.       COVENANTS RELATING TO THE RECAPITALIZATION
         TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         SECTION 5.01.  The Tender Offer    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 5.02.  Transactions Relating to
                        the Company's Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 5.03.  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 5.04.  New Stock Option Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 5.05.  Certificate of Designations;
                        Reservation of Conversion Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 5.05.  Covenant of the Purchasers    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

VI.      CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         SECTION 6.01.  Conditions Precedent to the Obligations
                        of the Purchasers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 6.02.  Conditions Precedent to the Obligations
                        of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

VII.     SURVIVAL OF REPRESENTATIONS; INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         SECTION 7.01.  Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 7.02.  General Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 7.03.  Conditions of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 7.04.  Limitation on Certain Indemnities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

VIII.    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

         SECTION 8.01.  Termination by the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 8.02.  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

IX.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         SECTION 9.01.  Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 9.02.  Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 9.03.  WCAS VII Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 9.04.  Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 9.05.  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45





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
         SECTION 9.06.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 9.07.  Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 9.08.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 9.09.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                     INDEX TO EXHIBITS, SCHEDULES AND ANNEX


Exhibit                                    Description
-------                                    -----------
   A                                       Form of 10% Senior Subordinated
                                             Note

   B                                       Form of Certificate of Designations

   C                                       Form of Registration Rights Agreement


Schedule                                   Description
--------                                   -----------

   I                                       Purchasers and Securities

  II                                       Calculation of Actual Number of Convertible Preferred Shares and Common Shares

  III                                      Fundamental Terms of the New Stock Option Plan


                 SECURITIES PURCHASE AGREEMENT dated as of February 21, 1996, among AURORA ELECTRONICS, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), WCAS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("WCAS CP II"), and the several persons named in Schedule I hereto (such persons together with WCAS VII, being hereinafter collectively called the "Preferred Stock Purchasers," and the Preferred Stock Purchasers together with WCAS CP II, being hereinafter collectively called the "Purchasers").

                 WHEREAS, the Company desires to sell to the Preferred Stock Purchasers, and the Preferred Stock Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth herein, between 350,000 and 400,000 shares of Convertible Preferred Stock, $.01 par value ("Convertible Preferred Stock"), of the Company at a purchase price of $100 per share; and

                 WHEREAS, the Company desires to sell to WCAS CP II, and WCAS CP II desires to purchase from the Company, on the terms and subject to the conditions set forth herein, (i) a 10% Senior Subordinated Note of the Company due September 30, 2001, in the principal amount of $10,000,000, and (ii) between 607,211 and 610,022 shares of Common Stock, $.03 par value ("Common Stock"), of the Company for an aggregate purchase price of $10,000,000; and

                 WHEREAS, the Company has agreed, as a condition to the obligation of the Purchasers to purchase said securities, to (i) commence and consummate an issuer tender offer (the "Tender Offer") pursuant to Rules 13e-3 and 13e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the purchase for cash of up to 6,500,000 issued and outstanding shares of Common Stock, (ii) enter into a new bank credit facility with Chemical Bank N.A., as Agent, permitting total borrowings of not less than $35,000,000 with initial availability of not less than $15,000,000, (iii) terminate the existing Senior Secured Credit Agreement, dated as of May 12, 1994, among the Company, the Lenders named therein and Banque Paribas, as Agent (the "Existing Credit Agreement") and pay all amounts required to discharge all of its obligations thereunder, (iv) commence the redemption of the outstanding 9-1/4% Senior Subordinated Notes of the Company due 1996 (the "9-1/4% Notes") and provide for the payment of all amounts required to discharge all of its obligations thereunder, and (v) adopt and implement a new stock option plan (the "New Stock Option Plan") for employees of the Company and enter into new stock option agreements with certain members of management of the Company, all on the terms and subject to the conditions set forth herein (the transactions listed in clauses (i) through (v) hereof being hereinafter collectively called the "Recapitalization Transactions"); and

                 WHEREAS, in order to induce the Purchasers to consummate the transactions contemplated by this Agreement, the Company has agreed to grant to the Purchasers certain registration rights with respect to (i) the shares of Common Stock purchased hereunder and (ii) the shares of Common Stock that will be issuable upon the conversion of the Convertible Preferred Stock purchased hereunder;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                       I.

                        PURCHASE AND SALE OF SECURITIES

                 SECTION 1.01. Issuance and Sale of the Convertible Preferred Shares.

                 (a) Subject to the terms and conditions set forth herein, on the Closing Date (as hereinafter defined) the Company shall issue, sell and deliver to the Preferred Stock Purchasers, and the Preferred Stock Purchasers shall purchase from the Company, the number of shares of Convertible Preferred Stock, up to an aggregate 400,000 shares, determined in accordance with Section
1.03 below (the number of shares so purchased are referred to herein as the "Convertible Preferred Shares"), for a purchase price of $100 per share (the aggregate purchase price for the Convertible Preferred Shares being herein called "Preferred Stock Purchase Price"). On the Closing Date, the Company shall issue a certificate or certificates in definitive form, registered in the name of each Preferred Stock Purchaser, representing the number of Convertible Preferred Shares obtained by multiplying (x) the percentage (the "Fractional Interest") set forth opposite the name of such Preferred Stock Purchaser on
Schedule I hereto under the heading "Fractional Interest" by (y) the aggregate number of Convertible Preferred Shares to be purchased as determined in accordance with Section 1.03 below, rounded down to the nearest whole share for any Purchaser other than WCAS VII, with any such fractional shares being added to the number of Convertible Preferred Shares to be purchased by WCAS VII.

                 (b) As payment in full for the Convertible Preferred Shares being purchased by it hereunder, and against delivery of the certificate or certificates therefor as aforesaid, on the Closing Date each Preferred Stock Purchaser shall transfer immediately available funds by wire transfer to the account or accounts designated by the Company two business days prior to the

Closing Date an amount equal to $100 multiplied by the number of Convertible Preferred Shares to be purchased by such Preferred Stock Purchaser in accordance with paragraph (a) above.

                 SECTION 1.02.  Issuance and Sale of the Note and Common
Shares.
                 (a) Subject to the terms and conditions set forth herein, on the Closing Date (i) the Company shall execute, sell and deliver to WCAS CP II, and WCAS CP II shall purchase from the Company, a 10% Senior Subordinated Note due September 30, 2001 in substantially the form attached hereto as Exhibit A, in the principal amount of $10,000,000 (such note, and any note or notes issued in exchange or substitution therefor, being hereinafter called the "Note"), and
(ii) the Company shall issue, sell and deliver to WCAS CP II, and WCAS CP II shall purchase from the Company, the number of shares of Common Stock, between 607,211 and 610,022 shares, determined in accordance with Section 1.03 below (the shares so purchased are referred to herein as the "Common Shares," and together with the Note and the Preferred Shares, being hereinafter collectively called the "Securities"), for an aggregate purchase price of $10,000,000. On the Closing Date, the Company shall issue in definitive form the Note and a certificate representing the number of Common Shares being purchased by WCAS CP II hereunder, in each case registered in the name of WCAS CP II.

                 (b) On the Closing Date, as payment in full for the Note and the Common Shares being purchased by it hereunder, and against delivery of the Note and a certificate for the Common Shares as aforesaid, WCAS CP II shall transfer $10,000,000 by wire transfer of immediately available funds to the account or accounts designated by the Company two business days prior to the Closing Date.

                 SECTION 1.03.  Calculation of Number of Convertible Preferred
Shares and Common Shares to be Issued and Sold.    It is understood and agreed
that the actual aggregate number of Convertible Preferred Shares and Common Shares to be issued and sold by the Company pursuant to Sections 1.01 and 1.02 hereof shall depend on the number of shares of Common Stock tendered and not withdrawn in the Tender Offer and shall equal the number of Convertible Preferred Shares and Common Shares, as the case may be, that are determined by mutual agreement of the Company and the Purchasers in accordance with Schedule II hereto. For illustrative purposes, Schedule II hereto sets forth the minimum, midpoint and maximum number of Convertible Preferred Shares and Common Shares that may be purchased by each Purchaser on the Closing Date and the minimum, midpoint and maximum aggregate purchase price to be paid by each Purchaser.

                 SECTION 1.04. Closing Date. The transfer, sale and delivery of the Securities contemplated by Sections 1.01 and 1.02 hereof (the "Closing") shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, as soon as practicable after the satisfaction or waiver of each of the conditions to the obligations of the parties set forth in Article VI hereof, or at such date and time as may be mutually agreed upon among the parties hereto (such date and time of the Closing being herein called the "Closing Date").


                                      II.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to the Purchasers as follows:

                 SECTION 2.01. Organization and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the properties, assets, financial condition, prospects, operating results or business of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). Schedule 2.01 includes a complete and accurate list of each jurisdiction in which the Company is qualified as a foreign corporation.

                 SECTION 2.02.  Subsidiaries.  (a)  Except as set forth on
Schedule 2.02 hereto, neither the Company nor any of its subsidiaries owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise. Each subsidiary of the Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each subsidiary of the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. All the outstanding shares of capital stock of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 2.02, are owned by the Company or by a wholly-owned subsidiary of the Company, free and clear of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances (collectively, "Claims"), and there are no proxies, voting or transfer agreements or understandings outstanding with respect to any such shares.

                 (b) Schedule 2.02 includes a complete and accurate list of each subsidiary of the Company, indicating the jurisdiction of incorporation, each jurisdiction in which such subsidiary is qualified as a foreign corporation, its capital structure (including all authorized and outstanding shares), and the nature and level of ownership in such subsidiary by the Company, any subsidiary of the Company and any other person (for purposes of this Agreement, "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, or an unincorporated organization). Complete and correct copies of the Certificate of Incorporation and By-laws of the Company and of each subsidiary of the Company have previously been delivered to the Purchasers.

                 (c) For purposes of this Agreement, the term "subsidiary", when used with respect to the Company, shall mean any corporation or other business entity, a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by the Company and/or one or more other subsidiaries of the Company.

                 SECTION 2.03.  Capitalization.

                 (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value, of the Company. As of the date hereof, 8,298,293 shares of Common Stock are issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable, and no shares of said Preferred Stock are issued and outstanding.

                 (b) Upon the filing with the Secretary of State of the State of Delaware of a Certificate of Designations of the Company in the form attached hereto as Exhibit B (the "Certificate of Designations"), after the date hereof but prior to the consummation of the transactions contemplated hereby, the authorized capital stock of the Company shall be reclassified to include 400,000 shares of newly authorized Convertible Preferred Stock.

                 (c) As of the date hereof, except for (i) options granted pursuant to the Aurora Electronics, Inc. 1993 Stock Option Plan (the "Existing Stock Option Plan") to purchase an aggregate 759,340 shares of Common Stock, of which as of the date hereof options to purchase an aggregate 343,053 shares are vested and options to purchase an aggregate 416,287 shares are unvested, (ii) other options to purchase an aggregate 250,000 shares of Common Stock, all of which are vested as of the date hereof, (iii) outstanding warrants to purchase an aggregate 974,473 shares of Common Stock, and (iv) as set forth on Schedule
2.03 hereof, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company or any of its subsidiaries is authorized or outstanding and (except as otherwise expressly contemplated by this Agreement) there is not any commitment of the Company or any of its subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Schedule 2.03 sets forth a complete and correct list of the number of warrants or options, including a listing of the vesting schedules thereof, held by each person with respect to the outstanding capital stock of the Company.

                 (d) Except as set forth on Schedule 2.03, neither the Company nor any of its subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                 SECTION 2.04.  Authorization of Agreements, Etc.  (a)  Each of
(i) the execution and delivery by the Company of this Agreement, the Note and the Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement"), (ii) the performance by the Company of its respective obligations hereunder and thereunder, (iii) the issuance, sale and delivery by the Company of the Convertible Preferred Shares and the Common Shares, (iv) the issuance and delivery of the shares of Common Stock issuable upon the conversion of the Convertible Preferred Shares (collectively, the "Conversion Shares"), and (v) the performance by the Company of the Recapitalization Transactions have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or (subject to the receipt of required consents from the Company's lenders pursuant to the Existing Credit Agreement) any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Claim in favor of any third person upon any of the assets of the Company or any of its subsidiaries.

                 (b) The Convertible Preferred Shares and the Common Shares have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Convertible Preferred Stock and Common Stock. The Conversion Shares, when issued and delivered upon the conversion of the Convertible Preferred Shares, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock. Neither the issuance, sale and delivery of the Convertible Preferred Shares and the Common Shares to the Purchasers hereunder, nor the issuance and delivery of the Conversion Shares upon the conversion of the Convertible Preferred Shares, is subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

                 SECTION 2.05. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Note and Registration Rights Agreement, when executed and delivered by the Company as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                 SECTION 2.06. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in
Article III hereof, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement, the Registration Rights Agreement, the issuance, sale and delivery of the Securities, the issuance and delivery of the Conversion Shares upon the conversion of the Convertible Preferred Shares, or the consummation of the Recapitalization Transactions, other than (i) compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Designations and a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the "Delaware GCL") with respect to the designation of the Convertible Preferred Stock and the authorization of additional shares of Common Stock sufficient to permit the issuance and delivery of the Conversion Shares, as the case may be, and (iii) such filings with and approvals of the Securities and Exchange Commission ("SEC") or any state securities commission or similar regulatory body as may be necessary in connection with the commencement or consummation of the Tender Offer.

                 SECTION 2.07. Financial Statements, Etc. (a) The Company has furnished to the Purchasers: (i) the audited consolidated balance sheets of the Company and its subsidiaries as of September 30, 1995, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years ended September 30, 1995, 1994 and 1993, each certified by Arthur Andersen LLP, the independent certified public accountants retained by the Company, and (ii) the unaudited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1995, and the related consolidated statements of operations and cash flows for the three months then ended, certified by the principal financial officer of the Company. All such financial statements (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied and consistent with prior periods, (i) except that such interim statements are subject to year-end and audit adjustments (which consist of normal recurring accruals) and do not contain certain footnote disclosures, and (ii) except as otherwise disclosed in such financial statements or in the Company SEC Filings (as defined below). Such balance sheets fairly present in all material respects the financial position of the Company and its subsidiaries as of their respective dates, and such statements of operations, stockholders' equity and cash flows fairly present in all material respects the results of operations of the Company and its subsidiaries for the respective periods then ended, subject, in the case of unaudited financial statements, to normal year-end and audit adjustments and the absence of certain footnote disclosures.

                 (b) Except as and to the extent (i) reflected on the consolidated balance sheet of the Company and its subsidiaries as of September 30, 1995 (the "September 30, 1995 Balance Sheet"), (ii) incurred since September 30, 1995 in the ordinary course of business consistent with past practice, or (iii) set forth on Schedule 2.07 hereto, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any kind or nature, whether known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise, and whether due or to become due, that would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with GAAP.

Since September 30, 1995, neither the Company nor any of its subsidiaries has suffered any Material Adverse Effect.

                 SECTION 2.08. SEC Filings. The Company has filed all forms, reports and documents required to be filed with the SEC since September 30, 1992, and the Company has made available to the Purchasers, as filed with the SEC, complete and accurate copies of (i) the Annual Report of the Company on Form 10-K for the year ended September 30, 1995, and (ii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by the Company with the SEC since September 30, 1992, in each case including all amendments and supplements (collectively, the "Company SEC Filings"). The Company SEC Filings (including, without limitation, any financial statements or schedules included therein) (i) were prepared in compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and the rules and regulations thereunder, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 SECTION 2.09. Absence of Certain Changes or Events. Except as set forth on Schedule 2.09 hereto or as otherwise disclosed in the Company SEC Filings or the financial statements of the Company and its subsidiaries as of and for the three months ended December 31, 1995 referred to above, and except as otherwise expressly contemplated by this Agreement, since September 30, 1995, neither the Company nor any of its subsidiaries has (i) issued any stock, bonds or other corporate securities; (ii) borrowed or refinanced any amount or incurred any material liabilities (absolute or contingent), other than revolving credit facility borrowings and trade payables incurred in the ordinary course of business consistent with past practice; (iii) discharged or satisfied any material Claim or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the September 30, 1995 Balance Sheet and current liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practice;
(iv) declared or made any payment or distribution to stockholders, or purchased or redeemed any shares of its capital stock or other securities; (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable; (vi) sold, assigned or transferred any of its tangible assets, or cancelled any debts or Claims, except in the ordinary course of business consistent with past practice; (vii) sold, as-signed or transferred any Intellectual Property Rights (as hereinafter defined) or other intangible assets; (viii) waived any rights of substantial value, whether or not in the ordinary course of business; (ix) made any material increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a material cash bonus to any director, officer, employee of, or consultant or agent to, the Company or any of its subsidiaries or any other material change in the terms or conditions of any employment relationship; (x) announced any plan or legally binding commitment to create any employee benefit plan, program or arrangement or to amend or modify in any material respect any existing employee benefit plan, program or arrangement; (xi) eliminated the vesting conditions or otherwise accelerated the payment of any compensation, including any stock options; or
(xii) except in connection with this Agreement and the transactions contemplated hereby, entered into any agreement, letter of intent or similar undertaking to take any of the actions listed in clauses (i) through (xi) above.

                 SECTION 2.10. Certain Information. None of the information supplied by the Company for inclusion in any document to be filed with the SEC in connection with the Tender Offer (collectively, the "Tender Offer Filings") will, at the respective time such Tender Offer Filing or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by the Purchasers which relates to the Purchasers or any affiliate or associate of the Purchasers for inclusion in the Tender Offer Filings. None of the information relating to the Company and its subsidiaries included in any Tender Offer Filing will, at the time such Tender Offer Filing is distributed to the Company's stockholders, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 SECTION 2.11. Actions Pending. Except (i) for any actions, suits, investigations or proceedings which individually do not involve claims against the Company or any of its subsidiaries for more than $25,000, (ii) as set forth on Schedule 2.11 hereto, or (iii) as set forth in the Company SEC Filings, there is no action, suit, investigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of its properties or rights, before any court or by or before any governmental body or arbitration board or tribunal. Except as set forth on Schedule 2.11 hereto, there is no judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

                 SECTION 2.12. Title to Properties. The Company and its subsidiaries have good and marketable title to the properties and assets reflected on the September 30, 1995 Balance Sheet (other than non-material properties and assets disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet), and all such properties and assets are owned free and clear of any Claims, except (i) as described on Schedule 2.12 hereto, (ii) for liens under the Existing Credit Agreement, and (iii) for the liens described in clauses (i) through (v) of
Section 2.13 below. Such properties and assets constitute all of the assets material to the business of the Company and its subsidiaries (the "Business") as the same is currently being conducted.

                 SECTION 2.13. Real Property Interests. Neither the Company nor any of its subsidiaries owns any real property. Schedule 2.13 hereto sets forth a complete and accurate list of the real properties leased by the Company or any of its subsidiaries for annual rental payments in excess of $25,000 (the "Leased Properties"). Complete and accurate copies of all leases or other agreements relating to the Leased Properties have been delivered to the Purchasers and there have been no changes or amendments to such leases or agreements since such delivery. The Company or one of its subsidiaries is the lawful owner of all fixtures located on the Leased Properties, free and clear of all Claims, subject to (i) liens for current taxes not yet due, (ii) liens pursuant to the Existing Credit Agreement, (iii) landlord's liens, (iv) purchase money liens and (v) workman's, materialman's, warehouseman's and similar liens arising by law or statute. Each lease or other agreement relating to the Leased Properties is in full force and effect, without any material default of the Company or any such subsidiary thereunder and, to the best knowledge of the Company, without any material default thereunder of the other party thereto, and such leases and agreements give the Company and its subsidiaries the right to use or occupy, as the case may be, all real properties as are sufficient and adequate to operate the Business as the same is currently being conducted.

                 SECTION 2.14.  Intellectual Property Rights.

                 (a) The patents, trademarks and trade names, trademark and trade name registrations, servicemark, brandmark and brand name registrations and copyrights, the applications therefor and the licenses with respect thereto (collectively, "Intellectual

Property Rights") listed on Schedule 2.14 hereto constitute all such material proprietary rights owned or held by the Company or any of its subsidiaries that are reasonably necessary to the conduct of the Business as conducted as of the date hereof. Except as set forth on Schedule 2.14, (i) the Company and its subsidiaries conduct the Business without any material claim of infringement of any Intellectual Property Right of others; (ii) the consummation of the Recapitalization Transactions and the transactions contemplated by this Agreement will not violate, terminate, impair or compromise any Intellectual Property Right; (iii) none of the Intellectual Property Rights listed on
Schedule 2.14 is the subject of any outstanding order, ruling, decree, judgment or stipulation; (iv) none of the authorized activities of any employee of the Company or any of its subsidiaries on behalf thereof violates any obligations of such employee to third parties, including, without limitation, confidentiality or non-competition obligations under agreements with a former employer; and (v) the Company and its subsidiaries have taken and are taking reasonable precautions to protect any material trade secrets and other confidential information included in the Intellectual Property Rights.

                 (b) Schedule 2.14 lists all material operating, management, developmental and applications computer programs, software, databases and related documentation owned, held or licensed by the Company and its subsidiaries (collectively, the "Software"), except for "off-the-shelf" programs generally available to the public at a per unit cost or license fee not in excess of $1,000. The Software includes all software, applications, databases and related documentation used in the conduct of the Business.
Except as set forth on Schedule 2.14, (i) the Company and its subsidiaries own or have valid rights to use the Software without conflict with the rights of others; (ii) no person has made or, to the best knowledge of the Company, threatened to make, any claim that the Software, or the use by the Company or any subsidiary thereof, violates or infringes upon any intellectual property or other rights of any third party; (iii) the Company is not aware of any use by a third party of any computer software programs or applications that the Company considers to be proprietary to the Company or its subsidiaries; and (iv) the Company and its subsidiaries have taken and are taking reasonable precautions consistent with industry practices for such information to protect any material trade secrets and other confidential information included in the Software.

                 SECTION 2.15. Labor Matters. Neither the Company nor any of its subsidiaries is or has been a party to any collective bargaining or union agreement, and no such agreement is or has been applicable to any employees of the Company or any of its subsidiaries. There are no pending controversies between the

Company or any of its subsidiaries and any of such employees that might reasonably be expected to result in a Material Adverse Effect, or, to the Company's knowledge, any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to the Business. To the best knowledge of the Company, there are no labor unions or other organizations representing or purporting to represent any employees of the Company or any of its subsidiaries and there are not any organizational efforts currently being made or threatened involving any of such employees. Except as set forth on Schedule 2.15 hereto, the Company and its subsidiaries are in compliance in all material respects with all laws and regulations or other legal or contractual requirements regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including without limitation laws, rules, regulations, orders, rulings, conciliation agreements, decrees, judgments and awards relating to wages, hours, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, fair labor standards, occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees. Neither the Company nor any of its subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                 SECTION 2.16. Severance Arrangements. Except as set forth on Schedule 2.16 hereto, neither the Company nor any of its subsidiaries is party to any agreement with any employee (i) the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its subsidiaries of the nature of any of the transactions contemplated by this Agreement or in connection with the Recapitalization Transactions, or (ii) providing severance benefits in excess of those generally available under the Company's severance policies as in effect on the date hereof (which are described on Schedule 2.16), or which are conditioned upon a change of control, after the termination of employment of such employees regardless of the reason for such termination of employment. Schedule 2.16 sets forth all employment agreements and compensation guarantees, regardless of duration, to which the Company or any of its subsidiaries is a party.

                 SECTION 2.17.  Taxes.  (i)  Except as set forth on Schedule
2.17 hereto, each of the Company, its subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member has (A) timely filed all Federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Re-turns") required to be filed by it in respect of any Taxes (as hereinafter defined), (B) timely paid all Taxes that are due and payable with respect to the periods covered by the Returns referred to in clause (A) without regard to whether such Taxes have been assessed (except for audit adjustments not material in the aggregate or to the extent that liability therefor is fully reserved for in the Company's most recent audited financial statements), (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and its subsidiaries through the date hereof and through the Closing Date, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including without limitation required withholding from employee wages.

                 (ii) Schedule 2.17 sets forth the last taxable period through which the Federal income Tax Returns of the Company and any of its subsidiaries
(A) have been examined by the Internal Revenue Service and closed or (B) with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. All deficiencies asserted as a result of such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the Company's most recent audited financial statements. Except as set forth on Schedule 2.17, no Federal, state, local or foreign Tax audits or other administrative proceedings or court proceedings are currently pending with regard to any Federal or material state, local or foreign Taxes for which the Company or any of its subsidiaries would be liable, and no deficiency for any such Taxes has been proposed, asserted or assessed or, to the best knowledge of the Company or any of its subsidiaries, threatened pursuant to such examination of the Company or any of its subsidiaries by such Federal, state, local or foreign taxing authority with respect to any period.

                 (iii) Except as set forth on Schedule 2.17, neither the Company nor any of its subsidiaries has executed or entered into with the Internal Revenue Service or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Federal, state, local or foreign Taxes for which the Company or any of its subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or any predecessor provision thereof or any similar provision of state, local or foreign income Tax law that relates to the assets or operations of the Company or any of its subsidiaries.

                 (iv) Except as set forth on Schedule 2.17 hereto, neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of liability for any Taxes.

                 (v) The Company has made available to the Purchasers complete and accurate copies of all income and franchise Tax Returns and all other material Returns filed by or on behalf of the Company or any of its subsidiaries for the three taxable years ending on or prior to September 30, 1995, as well as for any taxable year which is under or still subject to examination by any applicable taxing authority.

                 (vi) The Company is not and has not been at any time over the last five years a "U.S. real property holding corporation," as defined in section 897 (c)(2) of the Internal Revenue Code.

                 For purposes of this Agreement, "Taxes" shall mean all Federal, state, local, foreign or other taxing authority income, franchise, sales, use, ad valorem, property, payroll, social security, unemployment, assets, value added, withholding, excise, severance, transfer, employment, alternative or add-on minimum and other taxes, charges, fees, levies, imposts, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

                 SECTION 2.18. Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in default in any respect under any order or decree of any court, governmental authority, arbitrator or arbitration board or tribunal or under any laws, ordinances, governmental rules or regulations to which the Company or any of such subsidiaries or any of their respective properties or assets is subject, except where such default would not have a Material Adverse Effect. Schedule 2.18 hereto sets forth a list of all material permits, authorizations, approvals, registrations, variances and licenses ("Permits") issued to or used by the Company or any of its subsidiaries necessary to conduct the Business as the same is conducted as of the date hereof. The Company possesses all Permits necessary for the Company or its subsidiaries to own, use and maintain their properties and assets or required for the conduct of the Business in substantially the same manner as it is currently conducted. Each Permit is in full force and effect and no proceeding is pending or, to the best knowledge of the Company, threatened to modify, suspend, revoke or otherwise limit any Permit and no administrative or governmental actions have been taken or, to the best knowledge of the Company, threatened in connection with the expiration or renewal of any Permit. Except as set forth on Schedule 2.18, neither the Company nor any of its subsidiaries will be required, as a result of the consummation of the transactions contemplated hereby or in connection with any of the Recapitalization Transactions, to obtain or renew any Permit, unless the failure to obtain or renew such Permit would not have a Material Adverse Effect.

                 SECTION 2.19. Employee Benefit Plans. (i) Schedule 2.19 hereto sets forth a complete and accurate list of each plan, program, arrangement, agreement, binding written commitment or other material binding commitment that is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation or other employee benefit plan, program, arrangement, agreement, binding written commitment or other material binding commitment (collectively, "Plans"), including, without limitation, each employee benefit plan (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or any of its subsidiaries or any trade or business (whether or not incorporated) which, together with such persons, would be treated as a single employer under Title IV of ERISA or
Section 414 of the Internal Revenue Code (collectively, the "ERISA Affiliates") or to which any ERISA Affiliate contributes or has any obligation to contribute to, or has or may have any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement). Each Plan is identified on Schedule 2.19, to the extent applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2)(A) of ERISA), an "employee welfare plan" (as defined in
Section 3(1) of ERISA), or as a plan intended to be qualified under Section 401 of the Internal Revenue Code.

                 (ii) The Company and each of its subsidiaries have complied, and currently are in compliance, in all material respects with all laws and regulations applicable to the Plans, including, without limitation, ERISA and the Internal Revenue Code.

                 (iii) No ERISA Affiliate has, within the last six years, maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including, without limitation, a "multi-employer plan" (as defined in

Section 3(37) of ERISA), a multiple employer plan (as defined in Section 210 of ERISA) and a defined benefit plan (as defined in Section 3(35) of ERISA), and no ERISA Affiliate has incurred or will incur any material liability as a result of its maintenance, adoption or establishment of, contribution to, other participation in, or its being required to contribute to or otherwise participate in, any such plan, program or arrangement at any time prior to the Closing Date.

                 (iv) Except as set forth on Schedule 2.19, neither the Company nor any of its subsidiaries provides or may be required to provide and no Plan, other than a Plan that is an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA), provides or may be required to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company or any of its subsidiaries beyond their retirement or other termination of service with the Company or its subsidiaries (other than (A) coverage mandated by applicable law, (B) deferred compensation benefits accrued as liabilities on the books of the Company or its subsidiaries, or (C) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)). No ERISA Affiliate maintains any Plan under which any employee or former employee of any of the ERISA Affiliates may receive medical benefits which cannot be modified or terminated by the ERISA Affiliates at any time without the consent of any person (except as provided by generally applicable legislation).

                 (v) Neither the transactions contemplated hereby nor the Recapitalization Transactions will result in (i) any portion of any amount paid or payable by the Company to a "disqualified individual" (within the meaning of Section 280G(c) of the Internal Revenue Code and the regulations promulgated thereunder), whether paid or payable in cash, securities of the Company or otherwise and whether considered alone or in conjunction with any other amount paid or payable to such a "disqualified individual", being an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code and the regulations promulgated thereunder, (ii) any employee of the Company or any of its subsidiaries being entitled to severance pay, unemployment compensation, or any other payment, (iii) an acceleration of the time of payment or vesting, or an increase in the amount of compensation due to any such employee or former employee or (iv) any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

                 (vi) No ERISA Affiliates have incurred any material liability with respect to any Plan under ERISA (including, with-out limitation, Title I or Title IV thereof, other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Internal Revenue Code or other applicable law, which has not been satisfied in full or been accrued on the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1995 pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances which could result in the imposition of any material liability under ERISA, the Internal Revenue Code or other applicable law with respect to any Plan.

               (vii) With respect to each Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under such insurance policy have been paid, and, except as set forth on
Schedule 2.19, as of the Closing Date there will be no material liability of any of the ERISA Affiliates under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

              (viii) None of the ERISA Affiliates has made any contribution to any Plan that may be subject to any material excise tax under
Section 4972 of the Internal Revenue Code.

                 SECTION 2.20.    Environmental Matters.

                 (a)      Except as set forth in Schedule 2.20 hereto:

                 (i) Neither the business or operations of the Company and its subsidiaries, nor any of the real property owned or leased by the Company or its subsidiaries (the "Real Property"), violates any applicable Environmental Law (as defined below) in any material respect.

                (ii) Neither the Company nor any of its subsidiaries has stored, used, treated, released, discharged, spilled or disposed of any pollutants, contaminants, hazardous or toxic wastes, substances or materials, or other wastes or materials, that are subject to regulation under any applicable Environmental Law (collectively, "Regulated Materials"), either on or at any Real Property or at any other location, in violation in any material respect of any Environmental Law.

               (iii) Neither the Company nor any of its subsidiaries has received any notice from any governmental authority or any other person alleging that the Company, its subsidiaries, or their respective business, operations, or properties are in violation of any Environmental Law or any applicable Governmental

Approval (as defined below), or that any of them are responsible or potentially responsible for the investigation, removal, confinement, remediation or cleanup (collectively, "Response Action") of any Regulated Material at, on or beneath
(A) the Real Property or any land adjacent thereto; (B) any property previously owned, leased or operated by the Company, it subsidiaries, or any of their predecessors; or (C) any other site.

             (iv) Neither the Company nor any of its subsidiaries is subject to any actual or, to the best knowledge of the Company, threatened government or private litigation or proceedings involving a claim for damages or other potential liabilities arising under or pursuant to any Environmental Law or Common Law Environmental Principles (as defined below).

              (v) There is no condition or circumstance at, on or beneath (A) any premises owned, leased, or operated by the Company or any of its subsidiaries, or previously owned, leased or operated by the Company, it subsidiaries or any of their predecessors, or (B) any property at which Regulated Materials generated by the Company, any of its subsidiaries or any of their respective predecessors have been treated or disposed of, that could reasonably be expected to give rise to any liability, loss or expense to the Company under any Environmental Law or form the basis of any requirement for a Response Action by the Company under any Environmental Law or Common Law Environmental Principles. Neither the Company nor any of its subsidiaries have arranged for the treatment or disposal of any Regulated Material, or arranged for the transport of a Regulated Material for treatment or disposal, at or to any facility listed or proposed for listing on the National Priorities List established pursuant to CERCLA (as defined below) or on any list established by another governmental authority of sites requiring Response Action, or to any other location that is the subject of enforcement action or Response Action, or to the best knowledge of the Company, an investigation by any Governmental Authority or other party that could lead to claims against the Company or its subsidiaries for any Response Action, property or natural resource damages, or personal injury.

             (vi) The Company and its subsidiaries now hold, and the Company, its subsidiaries, and their respective predecessors in the past have held, all Governmental Approvals required under any applicable Environmental Laws with respect to their respective businesses, operations, activities, properties and assets. Each of the Company and its subsidiaries has timely filed all material reports required to be filed by it under applicable Environmental Laws with respect to the properties, operations, and businesses of the Company and its subsidiaries; and each of the Company and its subsidiaries has generated and maintained, in all material respects, all data, documentation and records required to be generated or maintained by the Company and its subsidiaries under any applicable Environmental Laws with respect thereto.

                 (b) For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                 (i) "Common Law Environmental Principles" means any principles of common law under which a person or entity may be held liable for the release or discharge into the environment of any pollutants, contaminants, hazardous or toxic wastes, substances or materials, or other wastes or materials.

                (ii) "Environmental Law" shall mean any federal, state, provincial, foreign, or local statute, law, rule, regulation, ordinance, code, order, consent decree, settlement agreement, or policy having the force of law relating to protection of the environment, natural resources, or public or employee health and safety, or relating to the production, generation, use, storage, treatment, processing, transportation or disposal of Regulated Materials, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and counterpart state and local laws, and regulations adopted thereunder.

               (iii) "Governmental Approval" means any permit, license, authorization, consent, approval, waiver, exception, variance, order, or exemption issued by any governmental authority in respect of any Environmental Law.

                 (c) The Asset Recovery Services division of the Company is in the business (among other things) of recovering components from printed circuit board assemblies (the "Materials") for original equipment manufacturers ("OEMs"). Following recovery of components from the Materials, the OEMs control and are responsible for the disposition of at least 85% of the Materials after such Materials have left the Company's facilities. In exercising such control and responsibility, the OEMs, with respect to at least 85% of the Materials, select, specify and contract (in writing or orally) with the entities or facilities to receive such Materials for recycling, reclamation and/or other disposition, and the OEMs are responsible for arranging for such disposition and the transportation of such Materials to such selected entities of facilities.

                 SECTION 2.21.  Contracts.  Except as set forth on Schedule
2.21 hereto or as disclosed in the Company SEC Filings, there are no contracts or agreements that are material to the conduct of the Business or to the financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The Company has made available to the Purchasers complete and accurate copies of the contracts and agreements set forth on Schedule 2.21. Except as set forth on Schedule 2.21, the agreements referred to on such Schedule are valid and enforceable obligations of the Company and, to the best knowledge of the Company, of the other parties thereto. The Company has not been notified in writing of any claim that any agreement referred to on such Schedule is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, other than any such defaults which, in the aggregate, would not have a Material Adverse Effect.

                 SECTION 2.22. Insurance. All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Company or any of its subsidiaries for events or occurrences arising or taking place in the case of occurrence type insurance, and for claims made or suits commenced in the case of claims-made type insurance, between the date of this Agreement and the Closing Date, are listed on Schedule
2.22 hereto, and, except as set forth on Schedule 2.22, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect, and, except as set forth on Schedule 2.22, provide insurance in such amounts and against such risks as is customary for companies engaged in similar businesses to protect the employees, properties, assets, Business and operations of the Company and its subsidiaries. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby or the Recapitalization Transactions.

                 SECTION 2.23. Offering of the Securities. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Securities or any similar securities of the Company has offered any such securities for sale to, or solicited any offers to buy any such securities from, or otherwise approached or negotiated with respect thereto with, any person or persons, under circumstances that involved the use of any form of general advertising or solicitation as such terms are defined in Regulation D of the Securities Act; and, assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities of the Company under circumstances which might require the integration of such transactions with the sale of the Securities under the Securities Act or the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of the Securities to the Purchasers to the registration provisions of the Securities Act.

                 SECTION 2.24.  Related Party Transactions.   Except as
set forth on Schedule 2.24 hereto or as contemplated hereby, there are no existing material arrangements or proposed material transactions between the Company and (i) any officer or director of the Company or any member of the immediate family of any of the foregoing persons (such officers, directors and family members being hereinafter individually referred to as a "Related Party"), (ii) any business (corporate or otherwise) which a Related Party owns, directly or indirectly, or in which a Related Party has an ownership interest, or (iii) between any Related Party and any business (corporate or otherwise) with which the Company regularly does business.

                 SECTION 2.25. Brokers. Except as set forth on Schedule 2.25 hereto, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company directly with the Purchasers or through the Company's advisor, Alex. Brown & Sons, Incorporated ("Alex. Brown"), without the intervention of any other person on behalf of the Company in such manner as to give rise to any valid claim by any other person against the Purchasers for a finder's fee, brokerage commission or similar payment.


                                      III.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                 Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

                 SECTION 3.01. Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement, and the purchase and receipt by such Purchaser of the Securities being acquired by it hereunder, have been duly authorized by all requisite action on the part of such Purchaser, and will not violate any provision of law, any order of any court or other agency of government, the charter or other governing documents of such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in any Claim upon any of the properties or assets of such Purchaser.

                 SECTION 3.02. Validity. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms. The Registration Rights Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

                 SECTION 3.03.  Investment Representations.

                 (a) Such Purchaser is acquiring the Securities being purchased by such Purchaser hereunder for such Purchaser's own account, for investment, and not with a view toward the resale or distribution thereof.

                 (b) Such Purchaser understands that he, she or it, as the case may be, must bear the economic risk of such Purchaser's investment for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Registration Rights Agreement, it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities. Such Purchaser agrees not to pledge, transfer, convey or otherwise dispose of any of the Securities, except in a transaction that is the subject of either (i) an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory, and may be relied on by the Company in making such determination), it being intended that the agreements with respect to the Securities contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Registration Rights Agreement.

                 (c) Such Purchaser is able to fend for itself in the transactions contemplated by this Agreement and such Purchaser has the ability to bear the economic risks of the investment in the Securities being purchased hereunder for an indefinite period of time. Without limiting or compromising the rights of the Purchasers pursuant to Section 4.02 hereof, such Purchaser further acknowledges that he, she or it, as the case may be, has received copies of the Company SEC Filings and has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

                 (d) Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser further represents that he, she or it, as the case may be, is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act with respect to its purchase of the Securities, and that any such Purchaser that is a limited partnership has not been formed solely for the purpose of purchasing the Securities.

                 (e) If such Purchaser is a limited partnership, such Purchaser represents that it has been organized and is existing as a limited partnership under the laws of the State of Delaware.

                 SECTION 3.04. Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by the Purchasers for the valid execution, delivery and performance of this Agreement and the Registration Rights Agreement other than compliance with the requirements of the HSR Act.


                                      IV.

                            COVENANTS OF THE COMPANY

                 SECTION 4.01. Conduct of the Company's Business. The Company covenants and agrees that, prior to the Closing Date, unless the Purchasers shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                 (a) the Business shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and each of the Company and its subsidiaries shall use its best efforts to preserve intact its present business organization, keep available the services of its current officers and employees, maintain its assets (other than those permitted to be disposed of hereunder) in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner and preserve its goodwill and ongoing business;

                 (b) the Company shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber (or permit any of its subsidiaries to issue, sell, pledge, dispose of or encumber) (A) any capital stock of any of its subsidiaries or (B) any property or assets (including Intellectual Property Rights) of the Company or any of its subsidiaries, except inventory and immaterial assets in the ordinary course of business consistent with past practice; (ii) amend or propose to amend its Certificate of Incorporation or By-Laws, except for the filing of the Certificate of Designations contemplated hereby; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares (except for any dividends paid in the ordinary course to the Company or to any wholly-owned subsidiary of the Company); (iv) redeem, purchase, acquire or offer to acquire (or permit any of its subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

                 (c)      neither the Company nor any of its subsidiaries shall
(i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to the Company's stock option plan or otherwise or, except as contemplated by
Section 5.04 hereof, modify the terms or any outstanding options, warrants or rights to acquire the Company's capital stock; provided that the Company may issue shares of Company Common Stock upon the exercise of currently outstanding options, warrants or contractual rights referred to in Section 2.03(c) hereof or Schedule 2.03 hereof; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary) or any material amount of assets; (iii) incur or guarantee any in-debtedness for borrowed money or refinance any such indebtedness or issue or sell any debt securities, except pursuant to the Existing Credit Agreement in the ordinary course of business consistent with past practice; (iv) enter into or modify any material contract, lease, agreement or commitment, or permit or perform any act that would cause a material breach of any such contract, lease, agreement or commitment; (v) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims;
(vi) other than as disclosed on Schedule 2.09 hereof, discharge or satisfy any material Claim or settle or compromise any material claim, action, suit or proceeding pending or threatened against the Company or any of its subsidiaries, or, if the Company or any of its subsidiaries may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator; (vii) make any loans, advances or capital contributions to or investments in, any other person; (viii) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of any subsidiary of the Company; (ix) violate or fail to perform, in any material respect, any obligation imposed upon the Company or any of its subsidiaries by any applicable laws, orders or decrees, ordinances, government rules or regulations or conciliation agreements; or (x) to the extent not described herein, take any action described in Section 2.09 hereof;

                 (d) neither the Company nor any of its subsidiaries shall grant any increase in the salary or other compensation of its directors, officers or employees, except reasonable salary increases, in the case of employees who are not directors or executive officers of the Company or any of its subsidiaries, in the ordinary course of business consistent with past practice, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company or any subsidiary;

                 (e) neither the Company nor any of its subsidiaries shall take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or its subsidiaries or to increase the benefits payable under its severance or termination pay practices;

                 (f) neither the Company nor any of its subsidiaries shall (except for reasonable salary increases for employees who are not directors or executive officers of the Company or any of its subsidiaries in the ordinary course of business consistent with past practice) adopt or amend, in any material respect, any

Plan for the benefit or welfare of any directors, officers or employees, except as contemplated hereby or as may be required by applicable law or regulation;

                 (g) each of the Company and its subsidiaries shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 4.01, to maintain its relationships with its suppliers and customers, clients and others having business dealings with it, and if and as requested by the Purchasers, (i) the Company shall use its best efforts to make reasonable arrangements for representatives of the Purchasers to meet with customers and suppliers of the Company or any of its subsidiaries and (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of the Purchasers with employees of the Company or any of its subsidiaries;

                 (h) the Company shall provide to the Purchasers or their representatives a draft of any Federal income Tax return or material state, local or foreign Tax return (other than state or local sales and use taxes) required to be filed on behalf of the Company or any subsidiary between the date of this Agreement and the Closing Date at least 30 days prior to the date on which such return is due (or, if later, any extensions of such date) and shall not file any such return without the consent of the Purchasers or their representatives, unless required by applicable law;

                 (i) the Company shall not, and shall not permit any subsidiary to, (A) utilize accounting principles different from those used in the preparation of the financial statements referred to in Section 2.07, (B) change in any manner its method of maintaining its books of account and records from such methods as in effect on September 30, 1995, or (C) accelerate booking of revenues or the deferral of expenses, other than as shall be consistent with past practice and in the ordinary course of business, except to the extent that any such action is required by GAAP; and

                 (j) the Company shall not, and shall not permit any subsidiary to, enter into any transaction or make any agreement or commitment, or permit any event to occur, which would result in any of the representations or warranties of the Company contained in this Agreement not being true and correct in all material respects at and as of the time immediately after the occurrence of such transaction or event.

                 SECTION 4.02. Access to Information. (a) The Company shall, and shall cause its subsidiaries, officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof, the representatives, advisors and agents of the Purchasers complete access at all reasonable times during normal business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish the Purchasers all financial, operating and other information and data as the Purchasers, through their representatives, advisors or agents, may reasonably request and shall promptly furnish to the Purchasers a copy of (i) each report, schedule and other document filed or received by it during such period pursuant to the requirements of the federal securities laws or rules and regulations of any national securities exchange, (ii) monthly operating and financial reports in such form as the Purchasers shall reasonably request,
(iii) all material written correspondence, filings, communications (or memoranda setting forth the substance thereof) between the Company or any of its officers, employees, representatives, advisors or agents and any governmental entity with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to the transactions contemplated by this Agreement, including the Recapitalization Transactions.

                 (b) The Company shall, and shall cause its officers, directors, employees, representatives, advisors and agents to, furnish the representatives, advisors and agents of the Purchasers with such information and assistance concerning the Company as may be necessary for the Purchasers to ascertain the accuracy and completeness of the information supplied by the Company for inclusion in any pre-merger notification report filed under the HSR Act (and any additional information or documentary material supplied in response to any request pursuant to Section 7A(e) of the HSR Act and the regulations thereunder).

                 (c) No investigation pursuant to this Section 4.02 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the transactions contemplated hereby or the Recapitalization Transactions.

                 SECTION 4.03. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Recapitalization Transactions, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

                 SECTION 4.04. Inquiries and Negotiations. Subject to any mutual agreement of the Company and the Purchasers to terminate this Agreement, prior to the Closing Date, neither the Company nor any of its subsidiaries, nor any of their respective affiliates, directors, officers, employees, representatives, advisors or agents, shall, directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to the fiduciary obligations of the Company's Board of Directors under applicable law or other obligations of applicable law or the rules of the American Stock Exchange (in each such case as advised by counsel in writing specifying such obligations), participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than WCAS VII and its affiliates, representatives and agents, concerning any transaction or series of transactions with a third party or parties concerning any merger, consolidation, sale of substantial assets (other than the sale of assets in the ordinary course of the Company's business consistent with past practice), sale of shares of capital stock or other equity securities or sale of debt securities aggregating $30 million or more (including without limitation any of the foregoing effected by way of recapitalization, debt restructuring or other similar transaction), involving the Company or any subsidiary, or any division of the Company or any of its subsidiaries (such transactions being hereinafter referred to as "Alternative Transactions"). The Company shall immediately notify WCAS VII if any bona fide proposal, offer or other contact is received by, any material information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction, and shall, in any such notice to WCAS VII, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep WCAS VII informed of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

                 SECTION 4.05. Notification of Certain Matters. The Company shall give prompt notice to the Purchasers, and the Purchasers shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause (x) any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or the Purchasers, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                 SECTION 4.06. Public Announcements. Prior to the Closing Date, each of the Company and the Purchasers agrees that it will not issue or release any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits and Schedules hereto) or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with any national securities exchange and (ii) the party making such disclosure has first used its reasonable best efforts to consult with the other party about the form and substance of such disclosure.

                 SECTION 4.07. Consents and Approvals. Prior to the Closing Date, the Company shall promptly apply for or otherwise seek and use its best efforts to obtain all authorizations, consents, waivers and approvals (whether by or from any person, entity, court or governmental agency or authority) as may be required in connection with the consummation of this Agreement and the Recapitalization Transactions and the transactions contemplated hereby and thereby, including without limitation any consent or approval required to be obtained (i) pursuant to the HSR Act, (ii) from the SEC in connection with the Tender Offer, (iii) the Delaware Secretary of State in connection with the Certificate of Designations, and (iv) from the stockholders of the Company pursuant to the Delaware GCL in connection with the New Stock Option Plan at the first stockholders' meeting following the date hereof.

                 SECTION 4.08.  Financial Statements, Reports, Etc.  So long as
(x) WCAS VII shall hold 25% or more of the outstanding Convertible Preferred Shares, or (y) WCAS CP II shall hold 25% of the original principal amount of the Note, the Company shall furnish to the Purchasers:

                 (i) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, changes in stockholders' equity and changes in financial position of the Company and its subsidiaries for the fiscal year then ended, together with supporting notes thereto, certified without qualification as to scope of audit by a firm of independent certified public accountants of recognized national standing selected by the Board of Directors of the Company;

                 (ii) within 45 days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of operations, changes in stockholders' equity and changes in financial position of the Company and its subsidiaries for the quarter then ended, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such quarter and such statements of operations, changes in stockholders' equity and changes in financial position to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end and audit adjustments;

                 (iii) within 30 days after the end of each month in each fiscal year, a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statement of operations for the month then ended, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such month and such statement of operations to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

                 (iv) not later than the commencement of each fiscal year of the Company, a budget or business plan for such fiscal year, in such detail as WCAS VII or WCAS CP II may reasonably request;

                 (v) concurrently with the financial statements referred to in (i) and (ii) above, a brief narrative of the primary reasons for the variance between the Company's results of operations and its budget or business plan for such period;

                 (vi) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company with the SEC; and

                 (vii) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company or any subsidiary as the Purchasers may reasonably request, subject to such confidentiality agreements as the Company may reasonably request.

                 SECTION 4.09. Directors of the Company. The Company agrees that it shall nominate and use its best efforts to cause to be elected to the Board of Directors of the Company immediately after the Closing up to four members designated by WCAS VII and to provide that the Board of Directors of the Company shall consist of no more than seven members.


                                       V.

            COVENANTS RELATING TO THE RECAPITALIZATION TRANSACTIONS

                 SECTION 5.01.    The Tender Offer.  (a)    As promptly as
reasonably practicable after the date hereof, but no later than 5 business days after the date hereof (the "Commencement Date"), the Company shall commence the Tender Offer pursuant Rules 13e-3 and 13e-4 of the Exchange Act to purchase for cash up to 6,500,000 of the issued and outstanding shares of Common Stock of the Company at a net purchase price per share of $2.875. Pursuant to the Tender Offer the Company shall agree to purchase up to 6,500,000 shares of Common Stock that are validly tendered and not withdrawn prior to the expiration date set forth in the Tender Offer Filings initially filed with the SEC at the commencement of the Tender Offer (such expiration date being herein called the "Initial Expiration Date"). The Company may, at any time and from time to time until June 30, 1996 (assuming all the conditions to the Tender Offer have not been met), extend the Initial Expiration Date (the date that is the later of the Initial Expiration Date and the latest time and date to which the Tender Offer is extended is hereinafter called the "Expiration Date"). The consummation of the Tender Offer shall be conditioned upon a minimum of 2,000,000 of the issued and outstanding shares of Common Stock having been validly tendered and not withdrawn at the Expiration Date.

                 (b) On or prior to the Commencement Date, the Company shall prepare and file with the SEC under the Exchange Act a Tender Offer Issuer Statement on Schedule 13E-3 and 13E-4 pertaining to the Tender Offer and shall promptly publish, send or give to the holders of Common Stock the information required by Rules 13e-3 and 13e-4 of the Exchange Act. The Company shall cooperate fully with the Purchasers in the preparation of the Tender Offer Filings and shall not file, publish, send or give any Tender Offer Filing, without providing the Purchasers and their counsel a reasonable opportunity to review the same and comment thereon.

                 (c) The Company shall also comply with, make any filings or take any other actions required to be taken under state law in connection with the commencement and consummation of the Tender Offer.

                 (d) The Board of Directors of the Company has determined that the Tender Offer is fair to and in the best interests of the Company's stockholders and, subject to its fiduciary obligations as advised in writing by counsel, shall recommend that the Company's stockholders tender at least a number of shares in the Tender Offer sufficient to secure the minimum number of shares required to be tendered up to the maximum number of shares permitted to be tendered. The Company shall, subject as aforesaid, use its best efforts to solicit and secure from stockholders the minimum number of shares required to be tendered in the Tender Offer.

                 (e) The Company shall notify the Purchasers of the receipt of any comments of the SEC and of any requests by the SEC for amendments or supplements to the Tender Offer Materials, or for additional information, and shall promptly supply the Purchasers with copies of all correspondence between the Company (or its representatives) and the SEC (or its staff) with respect thereto. If, at any time prior to the Expiration Date any event should occur relating to or affecting the Company, or to their respective officers or directors, which event should be described in an amendment or supplement to the Tender Offer Materials, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, distributing to the Company's stockholders such amendment or supplement.

                 SECTION 5.02. Transactions Relating to the Company's Indebtedness.

                 (a) Between the date hereof and the Closing Date, the Company will use its best efforts to take all actions necessary in order that the Company may, on or prior to the Closing Date, enter into (and/or to cause any of its subsidiaries to enter into) a new bank credit facility (the "New Bank Credit Facility") with a bank or syndicate of banks acceptable to the Purchasers permitting total borrowings of not less than an aggregate $35,000,000 with initial availability of not less than $15,000,000, all on terms and conditions reasonably satisfactory to the Purchasers.

                 (b) Between the date hereof and the Closing Date, the Company will use its best efforts to take all actions necessary in order that the Company may, on or prior to the Closing Date, (x) terminate the Company's existing bank credit facility with Banque Paribas, as Agent, under the Existing Credit Agreement and repay any amounts required to discharge all of its obligations thereunder, (y) obtain the release of any and all guarantees, pledges or security interests granted by the Company or any of its subsidiaries in respect of the Existing Credit Agreement, and (z) terminate the Existing Credit Agreement.

                 (c) As promptly as reasonably practicable after the Closing Date, but no later than 5 business days after the date thereof, the Company will, in accordance with the Indenture, dated as of November 15, 1989, between BSN Corp. (then the name of the Company) and MTrust Corp., National Association, as Trustee, as amended, pursuant to which the 9-1/4% Notes were issued (the "Indenture"), (i) notify the Trustee and all holders of the 9-1/4% Notes that all of the outstanding 9-1/4% Notes will be redeemed as of a date on or prior to the Closing Date, (ii) use its best efforts to cause the Trustee to waive the 60 day notice period set forth in the first paragraph of Section 4.02 of the Indenture, (iii) redeem all of the outstanding 9-1/4% Notes on or prior to the Closing Date, in accordance with the terms thereof, and pay all amounts due thereunder, and (iv) upon such redemption terminate the Indenture.

                 SECTION 5.03. Use of Proceeds. The Company agrees that it shall use the cash proceeds received from the Purchasers in connection with the issuance and sale of the Securities and from the New Bank Credit Facility, first (i) to pay the purchase price for shares of Common Stock to be purchased by the Company in the Tender Offer and (ii) to repay all amounts required to be paid in connection with the termination of the Existing Credit Facility and the redemption of the 9-1/4% Notes, and thereafter for working capital and general corporate purposes.

                 SECTION 5.04. New Stock Option Plan. Between the date hereof and the Closing Date, the Company shall adopt and approve and use its best efforts to effect, immediately after the Closing, the New Stock Option Plan. The New Stock Option Plan and the stock option agreements executed and delivered thereunder shall be based on the terms outlined on Schedule III hereto and shall provide for the grant of stock options to employees of the Company in three tranches from a pool of stock options constituting approximately 17.5% of the issued and outstanding shares of Common Stock of the Company on the Closing Date on a fully-diluted basis, calculated in accordance with Schedule III hereto. Following the adoption of the New Stock Option Plan, the Company will use its best efforts to cause the holders of stock options granted under the Existing Stock Option Plan to exchange such options for new options to be granted pursuant to the New Stock Option Plan. Following the adoption of the New Stock Option Plan, the Purchasers agree to vote in favor of the adoption and approval of the New Stock Option Plan at the time such adoption and approval is submitted to the stockholders of the Company; provided, however, that such New Stock Option Plan is based on the terms outlined on Schedule III hereto.

                 SECTION 5.05. Certificate of Designations; Reservation of Conversion Shares. (a) Between the date hereof and the Closing Date, the Company shall adopt and approve the Certificate of Designations, and shall use its best efforts to cause the Certificate of Designations to be accepted for filing with the Secretary of State of the State of Delaware.

                 (b) The Company agrees that prior to June 30, 1996 it shall authorize and reserve for issuance a sufficient number of shares of Common Stock to permit all the Conversion Shares to be duly issued upon the conversion of the Convertible Preferred Shares. The Purchasers agree to vote in favor of an increase in the authorized capital stock of the Company sufficient to permit all the Conversion Shares to be duly reserved for issuance upon the conversion of the Convertible Preferred Shares.

                 SECTION 5.06. Covenant of the Purchasers. The Purchasers agree that during the period from the Closing Date through the first anniversary date thereof they will not cause the Company to (a) effect a "freeze-out merger," "reverse split" or other similar transaction having the primary intended purpose of forcing the elimination of all minority interest in the Company, unless (i) such transaction shall have been approved by a committee of the Board of Directors of the Company comprised of directors that are neither designated by the Purchasers nor are members of management of the Company and (ii) the Company shall have obtained an opinion of an investment banking firm of national standing as to the fairness of the transaction to the minority stockholders or (b) file an application or take actions having the primary intended purpose of (x) causing no shares of Common Stock to be listed on a national securities exchange or the NASDAQ NMS, or (y) suspending the Company's duty to file periodic information, documents, reports and other information pursuant to the Exchange Act, other than with respect to the Tender Offer or another transaction or other events (whether or not caused by the Purchasers) that would require the Company to effect such delisting or deregistration under applicable law or the rules of such national securities exchange or the NASDAQ NMS. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the foregoing covenant shall in no event limit the Purchasers from (A) causing, facilitating or encouraging the Company to effect a transaction or a series of transactions with an unrelated third party or parties concerning any merger, consolidation, or sale of substantial assets of the Company, (B) making, or causing the Company to make, a tender offer for all or less than all of the outstanding Common Stock or (C) taking actions (other than the actions described in clause
(a) above) that are not primarily intended to result in the delisting or deregistration described in clause (b) above.


                                      VI.

                              CONDITIONS PRECEDENT

                 SECTION 6.01. Conditions Precedent to the Obligations of the Purchasers. The obligations of the Purchasers hereunder are, at their option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                 (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have so certified to the Purchasers in writing.

                 (b) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have so certified to the Purchasers in writing.

                 (c) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

                 (d) Supporting Documents. On or prior to the Closing Date the Purchasers and their counsel shall have received copies of the following supporting documents:

                 (i) copies of (1) the Certificate of Incorporation of the Company and the charter documents of each of its subsidiaries, including all amendments thereto, certified as of a recent date by the Secretary of State or the appropriate official of the relevant state of incorporation,

         (2) certificates of said Secretary or official, dated as of a recent date, as to the due incorporation and good standing of the Company and each such subsidiary, and listing all documents on file with said official, and (3) a telegram or facsimile from said Secretary or official as of the close of business on the next business day preceding the Closing Date as to the continued due incorporation and good standing of the Company and each such subsidiary and to the effect that no amendment to the respective charter documents of such corporations has been filed since the date of the certificate referred to in clause (2) above; and

                 (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification and at all times since May 20, 1993; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement, the issuance, sale and delivery of the Securities, the reservation, issuance and delivery of the Conversion Shares, and the performance of the Recapitalization Transactions and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Note and the Registration Rights Agreement, the stock certificates representing the Convertible Preferred Shares and the Common Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of said corporation as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

         All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                 (e) Opinion of Counsel. The Purchasers shall have received from Hughes & Luce L.L.P., counsel for the Company, an opinion dated the Closing Date, substantially in the form of Annex I attached hereto.

                 (f) Consents; HSR Act Waiting Period. The Company shall have obtained all consents required to be obtained pursuant to Section 4.07 hereof. Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                 (g)      Legal Proceedings.   No preliminary or permanent
injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated Agreement or the Recapitalization Transactions.

                 (h) Registration Rights Agreement. Each party hereto shall have executed and delivered the Registration Rights Agreement.

                 (i) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and the Convertible Preferred Share shall have been duly authorized in accordance with the terms thereof.

                 (j) Calculation of Convertible Preferred Shares and Common Shares. The Purchasers and the Company shall have agreed pursuant to
Section 1.03 hereof on the actual number of Convertible Preferred Shares and Common Shares to be acquired by the Purchasers.

                 (k) Tender Offer. (i) All Tender Offer Filings (together with any amendments or supplements thereto) required to be filed with the SEC in connection with the Tender Offer shall have been filed, (ii) all statutory periods (or extensions thereof) during which the Tender Offer must remain open to the stockholders of the Company shall have expired, and (iii) the stockholders of the Company shall have tendered and not withdrawn prior to the Expiration Date in the aggregate not less than 2,000,000 nor more than 6,500,000 shares of the Common Stock outstanding on the Closing Date for repurchase by the Company in accordance with the Tender Offer.

                 (l) Repayment of Indebtedness. (i) The Company shall have satisfied in full its outstanding obligations under the

Existing Credit Facility, the liens granted thereunder shall have been discharged and the Existing Credit Facility shall have been terminated, and
(ii) the Company shall have provided for the redemption of all the outstanding 9-1/4% Notes and the termination of the Indenture.

                 (m) New Bank Credit Facility. The Company shall have entered into the New Bank Credit Facility on terms acceptable to the Purchasers and shall have received proceeds therefrom sufficient to permit the Company to effect the Recapitalization Transactions.

                 (n)      New Stock Option Plan.   The New Stock Option Plan
containing terms substantially in the form of Schedule III hereto shall have been approved by the Purchasers and the Company.

                 SECTION 6.02. Conditions Precedent to the Obligations of the Company. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                 (a) Representations and Warranties to Be True and Correct. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the Purchasers shall have so certified to the Company in writing.

                 (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Closing Date, and the Purchasers shall have so certified to the Company in writing.

                 (c) All Proceedings to Be Satisfactory. All proceedings to be taken by the Purchasers and all waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

                 (d) HSR Act Waiting Period. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

                 (e)      Legal Proceedings.       No preliminary or permanent
injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated Agreement or the Recapitalization Transactions.

                 (f) Registration Rights Agreement. Each party hereto shall have executed and delivered the Registration Rights Agreement.

                 (g) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and the Convertible Preferred Share shall have been duly authorized in accordance with the terms thereof.

                 (h) New Bank Credit Facility. The Company shall have entered into the New Bank Credit Facility on terms acceptable to the Purchasers and shall have received proceeds therefrom sufficient to permit the Company to effect the Recapitalization Transactions.

                 (i)      New Stock Option Plan.   The New Stock Option Plan
containing terms substantially in the form of Schedule III hereto shall have been approved by the Purchasers and the Company.


                                      VII.

                     SURVIVAL OF REPRESENTATIONS; INDEMNITY

                 SECTION 7.01. Survival of Representations. Subject as set forth below, all representations and warranties (other than representations and warranties as to Tax matters) made by any party hereto in this Agreement or pursuant hereto shall survive for the period commencing on the date hereof and ending on February 7, 1997, and (ii) the representations and warranties as to Tax matters made by any party hereto in this Agreement or pursuant hereto shall survive for the applicable Tax statute of limitation period, including any extensions thereof.

                 SECTION 7.02.  General Indemnity.

                 (a) Subject to the terms and conditions of this Article VII, the Company hereby agrees to indemnify, defend and hold the Purchasers harmless from and against all demands, claims, actions or causes of action, assessments, losses (including diminution in value of the Common Shares or the Convertible Preferred Shares), damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Dam-ages"), asserted against, resulting to, imposed upon or incurred by the Purchasers by reason of or resulting from a breach of any representation, warranty or covenant of the Company contained in or made pursuant to this Agreement.

                 (b) Subject to the terms and conditions of this Article VII, the Purchasers hereby agrees to indemnify, defend and hold the Company harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by the Company by reason of or resulting from a breach of any representation, warranty or covenant of the Purchasers contained in or made pursuant to this Agreement.

                 SECTION 7.03. Conditions of Indemnification. The respective obligations and liabilities of the Purchasers, on the one hand, and the Company, on the other hand (the "indemnifying party"), to the other (the "party to be indemnified") under Section 7.02 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                 (a) within 20 days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing;

                 (b) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the indemnifying party shall be given at least 15 days prior written notice of the effectiveness of any such proposed settlement or compromise;

                 (c) anything in this Section 7.03 to the contrary notwithstanding (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnifying party shall not, without the prior written consent of the party to be indemnified, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the party to be indemnified a release from all liability in respect of such claim; and

                 (d) in connection with any such indemnification, the indemnified party will cooperate in all reasonable requests of the indemnifying party.

                 SECTION 7.04. Limitation on Certain Indemnities. Notwithstanding anything in this Article VII to the contrary:

                 (a) the Company shall not be obligated to indemnify, defend and hold harmless the Purchasers pursuant to Section 7.02 hereof unless the aggregate amount of such Damages exceeds $1,000,000; and

                 (b) the Company's aggregate liability and obligation to indemnify, defend and hold harmless the Purchasers pursuant to said Section
7.02 shall in no event exceed the aggregate purchase price paid by the Purchasers for the Securities pursuant to Sections 1.01 and 1.02 hereof.


                                     VIII.

                                  TERMINATION

                 SECTION 8.01. Termination by the Parties. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                 (a)      by mutual consent of the Purchasers and the Company;

                 (b) by either the Purchasers or the Company, if (i) the transactions contemplated hereby have not been consummated before [June 30], 1996 or (ii) any permanent injunction or action by any governmental entity of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement and the Recapitalization Transactions shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all reasonable efforts to remove such injunction or overturn such action;

                 (c) by the Purchasers, if (i) there has been a breach in any material respect of any of the representations and warranties of the Company set forth herein, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Purchasers to the Company, or (iii) the Board of Directors of the Company (x) shall have withdrawn or modified in a manner adverse to the Purchasers its approval or recommendation of this Agreement, the Tender Offer or the transactions contemplated hereby after the Company (or any of its subsidiaries or affiliates) has received, or there has been publicly announced or otherwise made to the Company's stockholders, a bona fide offer or proposal with respect to an Alternative Transaction, or (y) shall have made any recommendation with respect to an Alternative Transaction other than to reject such Alternative Transaction.

                 (d) by the Company if (i) there has been a breach in any material respect of any of the representations and warranties of the Purchasers set forth herein, or (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Purchasers which breach is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Purchasers to the Company or, (iii) such termination is necessary to allow the Company to enter into an Alternative Transaction that its Board of Directors has determined in good faith, by majority vote after consultation with its financial advisors and based upon the written of the opinion of outside counsel to the Company is more favorable to the stockholders of the Company than the transactions contemplated hereby.

                 SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to this Article VIII, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto, except as provided in this Section 8.02 and Sections 4.06 and 9.02 hereof, and except that nothing shall relieve any party from liability for any breach of this Agreement.


                                      IX.

                                 MISCELLANEOUS

                 SECTION 9.01. Restrictive Legends. (a) The certificate or instrument representing the Note shall bear a legend substantially in the following form:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                 (b) Each certificate representing the Convertible Preferred Shares or the Common Shares, as the case may be, and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with the legend required to be borne by such shares by the Registration Rights Agreement, except as expressly provided in the Registration Rights Agreement.

                 SECTION 9.02. Expenses, Etc. The Company shall reimburse WCAS VII or pay on its behalf any reasonable fees and expenses incurred by WCAS VII in connection with the negotiation and preparation of this Agreement and the related documents and agreements contemplated hereby; provided, however, that in the event that the transactions contemplated hereby are not consummated, the Company shall only be obligated hereunder, if (i) within 12 months of the date hereof, the Company agrees or publicly announces its intention to agree to an Alternative Transaction, or (ii) such failure to consummate the transactions contemplated hereby results from the termination of this Agreement by the Purchasers in accordance with the terms hereof due to the breach in any material respect of representations, warranties, covenants or agreements of the Company set forth herein. In addition, the Company shall also pay WCAS VII a termination fee of one million dollars ($1,000,000) (the "Termination Fee") in the event the transactions contemplated hereby are not consummated and within 12 months of the date hereof, the Company agrees or publicly announces its intention to agree to an Alternative Transaction. For purposes hereof, the "fees and expenses incurred by WCAS VII" shall include, without limitation, the fees, disbursements and expenses of counsel, accountants, financial advisors and other experts retained by WCAS VII in connection with this Agreement and the transactions contemplated hereby. Such Termination Fee and/or such fees and expenses, as the case may be, shall be payable on the Closing Date or, in the case of clause (i) above, upon the earlier to occur of an agreement or announcement of an Alternative Transaction, or in the case of clause (ii) above, upon the termination of this Agreement.

                 SECTION 9.03. WCAS VII Fee. On the Closing Date, the Company shall pay to WCAS VII by wire transfer of immediately available funds to the account designated by WCAS VII two business days prior to the Closing Date, an amount equal to 1% of the aggregate purchase price paid by the Purchasers for the Securities pursuant to Sections 1.01 and 1.02 hereof.

                 SECTION 9.04. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto, notwithstanding any investigation made at any time by or on behalf of any party hereto. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

                 SECTION 9.05. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto whether so expressed or not.

                 SECTION 9.06. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by telecopy addressed to such party at the address or telecopy number set forth below or such other address or telecopy number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                 if to the Company, to:

                          Aurora Electronics, Inc.
                          2030 Main Street
                          Irvine, California  92714-7241
                          Telecopy Number:  (714) 851-8414
                          Attention:  President
                          with a copy to:

                          Hughes & Luce, L.L.P.
                          1717 Main Street
                          Dallas, Texas  75201
                          Telecopy Number:  (214) 939-6100
                          Attention:  Alan J. Bogdanow, Esq.
                                      Kenneth G. Hawari, Esq.

                 if to any Purchaser, to:

                          Welsh, Carson, Anderson & Stowe
                          One World Financial Center
                          200 Liberty Street, Suite 3601
                          New York, New York  10281
                          Telecopy Number:  (212) 945-2016
                          Attention:  Richard H. Stowe
                                      Thomas E. McInerney

                          with a copy to:

                          Reboul, MacMurray, Hewitt, Maynard & Kristol
                          45 Rockefeller Plaza
                          New York, New York  10111
                          Telecopy Number:  (212) 841-5725
                          Attention:  William J. Hewitt, Esq.


or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of telecopy, when received.

                 SECTION 9.07. Entire Agreement; Assignment. This Agreement (including the Schedules, Exhibits and Annexes thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the Company and the Purchasers. This Agreement shall not be assigned by operation of law of otherwise without the consent of the other parties hereto; provided, however, that WCAS VII may freely assign to an affiliate of the lender under the New Bank Credit Facility the right to purchase up to 2.5% of the Convertible Preferred Shares that may be purchased by WCAS VII and WCA Management Corporation may freely assign all of its right to purchase Convertible Preferred Shares to the individuals listed in footnote 3 to Schedule I hereto.

                 SECTION 9.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 SECTION 9.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                      AURORA ELECTRONICS, INC.



                                      By /s/ JIM C. COWART
                                        --------------------------------
                                        Chief Executive Officer


                                      WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                                        By WCAS VII Partners,
                                           General Partner


                                      By /s/ LAURA VAN BUREN
                                        --------------------------------
                                               General Partner



                                      WCAS CAPITAL PARTNERS II, L.P.
                                        By WCAS CP II Partners,
                                           General Partner


                                      By /s/ LAURA VAN BUREN
                                         -------------------------------
                                               General Partner



                                      WCAS INFORMATION PARTNERS, L.P.


                                      By /s/ LAURA VAN BUREN
                                         -------------------------------
                                               General Partner
                                               Attorney-in-Fact



                                      WCA MANAGEMENT CORPORATION


                                      By /s/ LAURA VAN BUREN
                                         -------------------------------
                                           Vice President of Finance


                                      THE HARVEY CASH TRUST



                                      By:/s/ HARVEY B. CASH
                                         -------------------------------
                                                Trustee


                                        /s/ JIM C. COWART
                                        --------------------------------
                                            Jim C. Cowart

                                   SCHEDULE I

                                   Purchasers

Name and Address of Purchaser                      Fractional Interest
-----------------------------                      -------------------
Welsh, Carson, Anderson                            94.00%(1,2)
  & Stowe VII, L.P.

WCAS Capital Partners II, L.P.                      0.00%

WCAS Information Partners, L.P.                     2.50%

WCA Management Corporation(3)                       2.50%(4)
 c/o One World Financial Center
         200 Liberty Street
         Suite 3601
         New York, New York  10281
         Attention: Richard H. Stowe
                    Thomas E. McInerney


Jim C. Cowart                                       0.50%

The Harvey Cash Trust                               0.50%

  c/o Aurora Electronics, Inc.
          2030 Main Street
          Suite 1120
          Irvine, California 92714

                                                  ------

                                  Total:          100.00%

-----------------------------

1. May be reduced by 2.50% in the event that WCAS VII assigns an interest to purchase Convertible Preferred Shares to an affiliate of the lender under the New Bank Credit Facility.

2. May be reduced by 2.50% in the event that WCA Management elects to purchase an additional 2.50% of the Convertible Preferred Shares.

3. Prior to the Closing Date WCA Management will assign its right to purchase Convertible Preferred Shares to the following individuals:
         Bruce K. Anderson, Russell L. Carson, Anthony J. de Nicola, Thomas E. McInerney, James B. Hoover, Robert A. Minicucci, Andrew M. Paul, Richard H. Stowe, Laura Van Buren and Patrick J. Welsh.

4. May be increased by 2.50% in the event that WCA Management elects to purchase an additional 2.50% of the Convertible Preferred Shares.

                                                                     SCHEDULE II

       Shares of Convertible Preferred Stock and Common Stock to be Sold

                             MINIMUM RANGE TENDER*


                                                     Aggregate        Convertible
                                 Fractional**         Purchase         Preferred      Common
Name of Purchaser                 Interest             Price            Shares        Shares            Note
-----------------                ------------       ----------        -----------     ------        -----------
Welsh, Carson, Anderson
  & Stowe VII, L.P.                 94.0%           $32,900,000         329,000           --                 --


WCAS Capital                         n/a            $10,000,000              --      610,022        $10,000,000
  Partners II, L.P.

WCAS Information                     2.5%           $   875,000           8,750           --                 --
  Partners, L.P.

WCA Management                       2.5%           $   875,000           8,750           --                 --
  Corporation

Jim C. Cowart                         .5%           $   175,000           1,750           --                 --

The Harvey Cash Trust                 .5%           $   175,000           1,750           --                 --

TOTAL:                             100.0%           $45,000,000         350,000      610,022        $10,000,000

---------------------------

* This Schedule shall be in effect if up to 2,000,000 shares of common Stock have been tendered.

**       See Schedule I for possible alternate fractional interests for WCAS
VII and WCA Management Corporation

                                                                     SCHEDULE II

       Shares of Convertible Preferred Stock and Common Stock to be Sold

                             MIDPOINT RANGE TENDER*


                                                      Aggregate      Convertible
                                 Fractional**         Purchase        Preferred       Common
Name of Purchaser                 Interest             Price            Shares        Shares        Note
-----------------                ------------       -----------       -----------    --------    -----------
Welsh, Carson, Anderson             94.0%           $32,250,000         352,500           --              --
  & Stowe VII, L.P.

WCAS Capital                         n/a            $10,000,000              --      608,617     $10,000,000
  Partners II, L.P.

WCAS Information                     2.5%           $   937,500           9,375           --              --
  Partners, L.P.

WCA Management                       2.5%           $   937,500           9,375           --              --
  Corporation

Jim C. Cowart                         .5%           $   187,500           1,875           --              --

The Harvey Cash Trust                 .5%           $   187,500           1,875           --              --

TOTAL:                             100.0%           $47,500,000         375,000      608,617     $10,000,000


---------------------------

* This schedule shall be in effect if between 2,000,001 and 4,000,000 shares of Common Stock have been tendered.

**       See Schedule I for possible alternate fractional interests for WCAS
VII and WCA Management Corporation

                                                                     SCHEDULE II

       Shares of Convertible Preferred Stock and Common Stock to be Sold

                             MAXIMUM RANGE TENDER*


                                                     Aggregate        Convertible
                                 Fractional**        Purchase          Preferred      Common
Name of Purchaser                 Interest            Price             Shares        Shares        Note
-----------------                ------------       -----------       -----------    ---------   -----------
Welsh, Carson, Anderson             94.0%           $37,600,000         376,000           --              --
  & Stowe VII, L.P.

WCAS Capital                         n/a            $10,000,000              --      610,022     $10,000,000
  Partners II, L.P.

WCAS Information                     2.5%           $ 1,250,000          12,500           --              --
  Partners, L.P.

WCA Management                       2.5%           $ 1,250,000          12,500           --              --
  Corporation

Jim C. Cowart                         .5%           $   250,000           2,500           --              --

The Harvey Cash Trust                 .5%           $   250,000           2,500           --              --

TOTAL:                             100.0%           $50,000,000         400,000      610,022     $10,000,000


---------------------------

* This schedule shall be in effect if between 4,000,001 and 6,500,000 shares of Common Stock have been tendered.

**       See Schedule I for possible alternate fractional interests for WCAS
VII and WCA Management Corporation

                                                                    SCHEDULE III

                            FUNDAMENTAL TERMS OF THE
                             NEW STOCK OPTION PLAN


                 The total number of options in the New Stock Option Plan (the "Option Pool") will be equal to 17.5% of the pro forma shares outstanding at Closing less the number of shares repurchased in the Tender Offer, plus the number of Conversion Shares, plus the number of Common Shares issued in connection with the Note, plus the number of shares issuable on the exercise of the options in the Option Pool. The table below describes the calculation of the total number of options in The Option Pool, as well as the allocation of options into Tranche A, B and C (see below):

                                                                  Minimum          Midpoint         Maximum
                                                                  Tender           Tender           Tender
                                                                  ---------        ---------        ---------
Shares tendered in Tender Offer . . . . . . . . .                 2,000,000        4,250,000        6,500,000

Shares outstanding at Closing(1). . . . . . . . .                 9,402,106        9,402,106        9,402,106
Shares repurchased in Offer . . . . . . . . . . .                (2,000,000)      (4,250,000)      (6,500,000)
Conversion Shares . . . . . . . . . . . . . . . .                16,470,588       17,647,059       18,823,529
Shares issued in conjunction with Notes . . . . .                   610,022          608,617          607,211
                                                                 ----------       ----------       ----------
  Total pro forma shares outstanding at Closing .                24,482,716       23,407,782       22,332,846
                                                                 ==========       ==========       ==========

Total number of options in the Option Pool  . . .                 5,193,303        4,965,287        4,737,270
  Pro forma percentage  . . . . . . . . . . . . .                     17.5%            17.5%            17.5%


Tranche A (6% of 17.5%) . . . . . . . . . . . . .                 1,780,561        1,702,384        1,624,207
Tranche B (5% of 17.5%) . . . . . . . . . . . . .                 1,483,801        1,418,653        1,353,506
Tranche C (6.5% of 17.5%) . . . . . . . . . . . .                 1,928,941        1,844,250        1,759,557
                                                                 ----------       ----------       ----------
  Total number of options in the Option Pool  . .                 5,193,303        4,965,287        4,737,270
                                                                 ==========       ==========       ==========



                 The Option Pool will be divided into three tranches, as follows:

                 Tranche A Options: Tranche A will be comprised of options equal in number to 34.3% of the Option Pool (6% of the 17.5% pro forma ownership). Tranche A Options vest immediately at Closing, with the exception of Tranche A1 Options described below. 50% of the Tranche A Options issued to Jim C. Cowart, David A. Lahar and John P. Grazer (the "Tranche A1 Options") will vest ratably on the first day of each month for the 24 months following the first anniversary of the closing date. If a Tranche A1 Optionholder leaves voluntarily or is terminated for cause prior to the third anniversary of the Closing Date, such person's unvested Tranche A1 Options will be forfeited. If such Tranche A1 Optionholder's employment terminates for any other reason, all of such Optionholder's Tranche A1 Options vest immediately.

                 Tranche B Options: Tranche B will be comprised of a number of options equal to 28.6% of the Option Pool (5% of the 17.5% pro forma ownership). Tranche B Options will vest 25% each





--------------------

      (1)     Estimated as of the date hereof.

year over a four year period commencing on the Closing Date, as long as the Optionholder remains an employee of the company.

                 Tranche C Options: Tranche C options will be comprised of a number of options equal to 37.1% of the Option Pool (6.5% of the 17.5% pro forma ownership). Tranche C Options will vest 25% each year over a four year period commencing on the sixth anniversary of the date of grant, but are subject to accelerated vesting according to annual performance-based targets based on the Company's actual and projected earnings before interest, taxes, depreciation and amortization less capital expenditures. The vesting of no more than 25% of the Tranche C Options may accelerate in any given annual period.

                 Options issued as of the Closing Date will be issued with exercise prices set equal to the Conversion Price of the Preferred Stock. Any options in the Option Pool reserved for grant and granted at some later date will have an exercise price not less than the fair market value of the Common Stock at the date of the grant.

                 Subsequent to the Closing Date, each and every employee or director who currently has been issued options ("Old Options") will be offered (the "Option Exchange Offer") the opportunity to exchange Old Options for options under the New Stock Option Plan (the "New Options"). The exchange ratio for New Options will be as follows: (a) for Old Options with exercise prices at or above $4.00, the exchange ratio will be 0.8 New Option for each Old Option; and (b) for Old Options with exercise prices below $4.00, the exchange ratio will be 1.0 New Option for each Old Option. To the extent that employees do not accept the Option Exchange Offer, the Option Pool will be reduced as follows: (a) Tranche A Options will be reduced by the number of vested Old Options held by employees not accepting the Option Exchange Offer; and (b) Tranche B Options will be reduced by the number of unvested Old Options held by employees not accepting the Option Exchange Offer.

                              DISCLOSURE SCHEDULES


         All capitalized terms used but not otherwise defined in the attached Schedules have the meanings given them in the Securities Purchase Agreement ("the Agreement"). Disclosure of any matters in the Schedules does not constitute an admission that such matter is necessarily required to be disclosed in order for any representation or warranty in the Agreement to be true and correct to the extent required in the Agreement. Although a section reference is indicated for each disclosure, disclosure with respect to one section shall be disclosure for each other section or schedule requiring such disclosure where Purchasers are reasonably placed on notice that such disclosure relates to such other schedule. Each of the attachments to the Schedules and each of the disclosures made therein are incorporated by reference into the Schedules.

                                                                SCHEDULE 2.01




                             FOREIGN QUALIFICATIONS



                                                             QUALIFIED AS
                                 NAME OF                       FOREIGN
                                 PARENT                      CORPORATION
                       ------------------------------      --------------
                       Aurora Electronics, Inc.              California


                                                            QUALIFIED AS
                                                              FOREIGN
                                   NAME OF                 CORPORATION/OR
                                 SUBSIDIARY                FOREIGN BRANCH
                       ------------------------------      --------------
                       Aurora Electronics Group, Inc.         Colorado
                                                              Illinois
                                                              Tennessee
                                                                Texas
                                                               Canada
                                                             Netherlands
                                                           United Kingdom

                                                                   SCHEDULE 2.02



                                  SUBSIDIARIES


                                                                  LEGAL STRUCTURE
                                                                  ---------------


                                                                                                                       PERCENT
                          NAME OF                     JURISDICTION          AUTHORIZED              OUTSTANDING       OWNED BY
                          PARENT                     OF ORGANIZATION          CAPITAL                 CAPITAL          PARENT
                 ------------------------            ---------------    -------------------         -----------       --------
                 Aurora Electronics, Inc.               Delaware        1 million shares of          8,298,293           N/A
                                                                        preferred stock
                                                                        25 million shares of
                                                                        common stock


                                                              SUBSIDIARY OF PARENT
                                                              --------------------


                                                                                                                       PERCENT
                             NAME OF                  JURISDICTION            AUTHORIZED            OUTSTANDING       OWNED BY
                           SUBSIDIARY                OF ORGANIZATION            CAPITAL               CAPITAL          PARENT
                 ------------------------------      ---------------    --------------------     ----------------     --------
                 Aurora Electronics Group, Inc.        California       10 million shares of     2 million shares       100%
                                                                        common stock


                                            SUBSIDIARIES OF AURORA ELECTRONICS GROUP, INC. ("AEG")
                                            ------------------------------------------------------


                                                                                                                      PERCENT
                             NAME OF                  JURISDICTION            AUTHORIZED            OUTSTANDING       OWNED BY
                          SUBSIDIARIES               OF ORGANIZATION            CAPITAL               CAPITAL          PARENT
                 --------------------------          ---------------    -------------------      --------------       --------
                 Aurora Electronics Limited             Wales                         L.100             L.2             100%

                 Micro-C (Barbados) Ltd.                Barbados        Unlimited shares of      100 shares             100%
                                                                        common stock


                                     Liens

         The shares of issued and outstanding capital stock of the subsidiaries of Parent and AEG referred to above are pledged to secure the indebtedness under the Existing Credit Agreement.

                                                           SCHEDULE 2.03


                               CAPITAL STRUCTURE

                            Capitalization of Parent

         The following options, warrants, and securities convertible into or exercisable for shares of Parent Common Stock are outstanding.

         1.      Options.

                 (a) 759,340 shares of Parent Common Stock are issuable upon exercise of certain incentive and non-qualified stock options, which were issued to key employees and directors of Parent and/or its subsidiaries pursuant to the Aurora Electronics, Inc. 1993 Stock Option Plan, as amended
(the "Plan").   The exercise prices range from $3.38 to $11.75.

                 (b) 250,000 shares of Parent Common Stock are issuable upon exercise of nonqualified stock options, which were issued outside the Plan. The exercise price range is from $3.625 to $6.40.

                 (c) 390,660 shares are available for grant pursuant to the 1993 Stock Option Plan.

         2.      Warrants.

                 (a) 560,000 shares of Parent Common Stock are issuable upon exercise of certain outstanding common stock purchase warrants. The exercise price is $3.625. 280,000 are held by Jim Cowart and 280,000 are held by David Lahar or members of his family.

                 (b) 414,473 shares of Parent Common Stock (subject to certain anti-dilution provisions) are issuable upon exercise of common stock purchase warrants issued to Agent and Banque Indosuez. The exercise price of the warrants is currently $2.18 per share of Parent Common Stock.

         3.      Convertible Debentures.

                 (a) Approximately 897,000 shares of Parent Common Stock are issuable upon conversion of Parent's 7-3/4% Subordinated Debt. The conversion price is currently $11.66 per share.

                 (b) Approximately 158,000 shares of Parent Common Stock are issuable upon conversion of Parent's 7% Subordinated Debt. The conversion price is currently $11.20 per share.

         4.      Other.

         Parent is obligated to issue approximately 1,104,000 shares as final payment on the Century acquisition. These shares are issuable at $1.99 per share.

         Parent is obligated to issue approximately 595,000 shares of Parent Common Stock as partial settlement of a class action lawsuit. The number of shares issuable is dependent on the stock price at the time of issuance. For purposes of this calculation, a stock price of $2.10 per share was assumed.

         Parent may, from time to time, issue up to 350,000 shares of Parent Common Stock pursuant to the terms of the Aurora Electronics, Inc. 1995 Employee Stock Purchase Plan.

         Parent currently follows a policy of making automatic annual grants to non-employee directors of options to purchase 5,000 shares of Parent Common Stock at the fair market value on the date of each annual meeting of the Parent's shareholders (assuming such director has served for the preceding 181 consecutive days, has agreed to serve as a director upon reelection, and is reelected to the Board of Directors).

                           AURORA ELECTRONICS, INC.
                       Ajusted Number of Common Shares
                           As of December 31, 1995





                                                     Share                                 Total Share                      Fully
                                                     Price         Vested      Unvested       Count           Primary      Diluted
                                                    ------         ------      --------    -----------        -------      -------
    Common Stock Outstanding                                                                 8,402,137       8,402,137    8,402,137

    Treasury Shares                                                                           (478,713)       (478,713)    (478,713)

    Shares to be issued to Century Shareholders     $ 1.99                                     374,869 (2)     374,869      374,869
                                                                                             1,103,813       1,103,813    1,103,813

    Shares to be issued for Class Action            $ 2.10 (3)                                 595,238         595,238      595,238

    Warrants Outstanding:
            Cowart/Lahar                            $ 3.63         560,000           -         560,000               -            -
            Lender Warrants                         $ 2.18 (4)     379,612           -         379,612               -            -
            Lender Warrants                         $ 2.18 (4)      34,861           -          34,861               -            -

    Employee Stock Options
            Stock Options outside of Plan           $ 5.85         250,000           -         250,000               -            -
            Terminated Employees                    $ 3.63          73,493      28,107         101,600
            Employees                               $ 4.68 (5)     269,560     388,180 (6)     657,740               -            -

    7 3/4% Convertible Subordinated Debentures      $11.66                                     896,913               -      896,913

    7% Subordinated Convertible Promissory Notes    $11.20                                     157,597               -      157,597
                                                                                            ----------       ----------  ----------
                                                                                            13,035,667       9,997,344   11,051,854
                                                                                            ==========       =========   ==========

    Notes:

    1.  Shares issued October 2, 1995.
    2.  Partial payment made on January 17, 1996.  374,869 shares issued.
    3.  Assumed for purposes of calculation.
    4.  Subject to antidilution provisions.
    5.  Weighted average.
    6. Upon the consummation of the Recapitalization transactions, 150,000 of such options will be deemed vested.

                            AURORA ELECTRONICS, INC.
                            LISTING OF STOCK OPTIONS
                            AS OF DECEMBER 31, 1995

                                            DATE OF      OPTION      OPTION      VESTED           UNVESTED       EXPIRATION
                   NAME                      GRANT       PRICE      GRANTED    AT 12/31/95       AT 12/31/95        DATE
                   ----                      -----       ------     -------    -----------       -----------        ----
    BOARD OF DIRECTORS
    ------------------
    Khoury, Amin J.                         01/29/93     $11.75      25,000       25,000                0         01/29/03
    Muller, Don M.                          01/29/93     $11.75      25,000       25,000                0         01/29/03
    Watkins, William H.                     01/29/93     $11.75      25,000       25,000                0         01/29/03
    Muller, Don M.                          06/25/93     $ 7.88      15,000       15,000                0         06/25/03
    Cash, Berry                             09/21/93     $ 7.25      25,000       16,666            8,333         09/21/03
    Cash, Berry                             03/01/94     $ 8.13       5,000        5,000                0         03/01/04
    Khoury, Amin J.                         03/01/94     $ 8.13       5,000        5,000                0         03/01/04
    Muller, Don M.                          03/01/94     $ 8.13       5,000        5,000                0         03/01/04
    Watkins, William H.                     03/01/94     $ 8.13       5,000        5,000                0         03/01/04
    Cash, Berry                             03/22/95     $ 3.75       5,000        5,000                0         03/22/05
    Khoury, Amin J.                         03/22/95     $ 3.75       5,000        5,000                0         03/22/05
    Watkins, William H.                     03/22/95     $ 3.75       5,000        5,000                0         03/22/05


    EMPLOYEE OPTIONS
    ----------------
    Anderson, Douglas                       06/09/93     $ 7.50       2,400        1,320            1,080         06/07/03
    Culligan, Kevin                         06/09/93     $ 7.50       1,600          880              720         06/07/03
    Boots, Bob                              12/12/94     $ 4.50       1,600          400            1,200         12/12/04
    Cahill, John                            12/12/94     $ 4.50       1,600          400            1,200         12/12/04
    Contreras, Laura                        12/12/94     $ 4.50       1,600          400            1,200         12/12/04
    Culligan, Kevin                         12/12/94     $ 4.50       1,600          400            1,200         12/12/04
    Finch, Jeri                             12/12/94     $ 4.50       2,400          600            1,800         12/12/04
    Glomb, Marc                             12/12/94     $ 4.50       2,400          600            1,800         12/12/04
    Kanzel, Felice                          12/12/94     $ 4.50       2,400          600            1,800         12/12/04
    Lund, Mike                              12/12/94     $ 4.50       1,600          400            1,200         12/12/04
    McMahan, Kris                           12/12/94     $ 4.50       2,400          600            1,800         12/12/04
    Roten, Christopher                      12/12/94     $ 4.50       2,400          600            1,800         12/12/04
    Schiffer, Julie                         12/12/94     $ 4.50       2,400          600            1,800         12/12/04
    Straky, Richard                         12/12/94     $ 4.50       2,400          600            1,800         12/12/04
    Tenenbaum, Allison                      12/12/94     $ 4.50       1,600          400            1,200         12/12/04
    Carmichael, Norman                      05/15/95     $3.625       1,920        1,056              864         06/09/03
    Dolan, Danny                            05/15/95     $3.625       1,280          704              576         06/09/03
    Edgington, Peggy                        05/15/95     $3.625       2,560        1,408            1,152         06/09/03


                           AURORA ELECTRONICS, INC.
                           LISTING OF STOCK OPTIONS
                           AS OF DECEMBER 31, 1995



                                            DATE OF      OPTION      OPTION      VESTED           UNVESTED       EXPIRATION
                   NAME                      GRANT       PRICE      GRANTED    AT 12/31/95       AT 12/31/95        DATE
                   ----                      -----       ------     -------    -----------       -----------        ----
    Fisher, Matt                            05/15/95     $3.625       1,920        1,056              864         06/09/03
    Fuson, Peggy                            05/15/95     $3.625       1,280          704              576         06/09/03
    Grazer, John                            05/15/95     $3.625      64,000       35,200           28,800         06/09/03
    Moorman, Joe                            05/15/95     $3.625       3,200        1,760            1,440         06/09/03
    Nestor, Cathy                           05/15/95     $3.625       1,280          704              576         06/09/03
    Nicholls, Deborah                       05/15/95     $3.625       1,280          704              576         06/09/03
    Shultz, Jonathan                        05/15/95     $3.625       6,400        3,520            2,880         06/09/03
    Sorrells, John                          05/15/95     $3.625       1,920        1,056              864         06/09/03
    Spurr, Charles                          05/15/95     $3.625       1,280          704              576         06/09/03
    Haagsma, Dutch                          05/15/95     $3.625      16,000        7,200            8,800         10/15/03
    Turner, Mel                             05/15/95     $3.625       6,400        2,880            3,520         10/15/03
    Barrett, Richard                        05/15/95     $3.625      20,000        9,000           11,000         10/15/03
    Berestecky, Mike                        05/15/95     $3.625         640          288              352         11/23/03
    Cahill, John                            05/15/95     $3.625         640          288              352         11/23/03
    Plummer, Candy                          05/15/95     $3.625         800          360              440         11/23/03
    Davidson, Sara                          05/15/95     $3.625       1,280          512              768         03/01/04
    Dehaini, Nader                          05/15/95     $3.625       1,280          512              768         03/01/04
    Whiteside, Bill                         05/15/95     $3.625       1,280          512              768         03/01/04
    Owen, Gary                              05/15/95     $3.625      12,800        4,480            8,320         05/13/04
    Smith, Richard                          05/15/95     $3.625      20,000        7,000           13,000         05/13/04
    McMahon, Bill                           05/15/95     $3.625      28,000        9,800           18,200         05/25/04
    Augusta, Eric                           05/15/95     $3.625       6,400        1,600            4,800         12/12/04
    Barrett, Richard                        05/15/95     $3.625       2,560          640            1,920         12/12/04
    Bogatz, Larry                           05/15/95     $3.625       2,560          640            1,920         12/12/04
    Carmichael, Norman                      05/15/95     $3.625       1,280          320              960         12/12/04
    Cowart, Jim C.                          05/15/95     $3.625      16,000        4,000           12,000         12/12/04
    Dolan, Danny                            05/15/95     $3.625       1,280          384              896         12/12/04
    Fisher, Matt                            05/15/95     $3.625       1,280          320              960         12/12/04
    Fuson, Peggy                            05/15/95     $3.625       1,280          320              960         12/12/04
    Gallagher, Paul                         05/15/95     $3.625       1,920          416            1,504         12/12/04
    Grazer, John                            05/15/95     $3.625      16,000        2,592           13,408         12/12/04
    Hoiness, Stuart                         05/15/95     $3.625       1,280        1,792             (512)        12/12/04
    Lahar, David A.                         05/15/95     $3.625      16,000        2,528           13,472         12/12/04
    Mandre, Sandra                          05/15/95     $3.625       2,560        1,984              576         12/12/04
    McMahon, Bill                           05/15/95     $3.625      12,000        2,056            9,944         12/12/04
    Moorman, Joe                            05/15/95     $3.625       3,200        1,680            1,520         12/12/04

                           AURORA ELECTRONICS, INC.
                           LISTING OF STOCK OPTIONS
                           AS OF DECEMBER 31, 1995

                                            DATE OF      OPTION      OPTION      VESTED           UNVESTED       EXPIRATION
                   NAME                      GRANT       PRICE      GRANTED    AT 12/31/95       AT 12/31/95        DATE
                   ----                      -----       ------     -------    -----------       -----------        ----
    Nicholls, Deborah                       05/15/95     $3.625       1,280          512              768         12/12/04
    Parker, Leslie                          05/15/95     $3.625       2,560          512            2,048         12/12/04
    Spurr, Charles                          05/15/95     $3.625       1,920          544            1,376         12/12/04
    Turner, Mel                             05/15/95     $3.625       1,600          800              800         12/12/04
    Whiteside, Bill                         05/15/95     $3.625         640          416              224         12/12/04
    Cowart, Jim C.                          05/15/95     $ 3.38      50,000            -           50,000
    Grazer, John P.                         05/15/95     $ 3.38      50,000            -           50,000
    Lahar, David A.                         05/15/95     $ 3.38      50,000            -           50,000
    Ahrens, Richard                         08/04/95     $ 3.50       1,300          130            1,170         08/04/05
    Conner, Stan                            08/04/95     $ 3.50      15,000        1,500           13,500         08/04/05
    Kain, Richard                           08/04/95     $ 3.50      20,000        2,000           18,000         08/04/05
                                                                    -------------------------------------
    TOTAL                                                           657,740      269,560          388,179

    TERMINATED EMPLOYEES - STOCK OPTION OUTSIDE OF PLAN:
    Botts, William                          09/30/92     $6.400     106,250      106,250                          06/09/03
    Lambert, Barrett                        09/30/92     $6.400      31,250       31,250                          06/09/03
    Morgan, Diane                           09/30/92     $6.400      62,500       62,500                          06/09/03

    Haagsma, Dutch                          05/15/95     $3.625      50,000       50,000                -         09/30/97


    TERMINATED EMPLOYEES:
    Allison, Robert  (08-31-95)             05/15/95     $3.625      85,600       69,493           16,107         10/15/03
    Allison, Robert  (08/31/95)             05/15/95     $3.625      16,000        4,000           12,000         12/12/04

                                                               SCHEDULE 2.07



                                  LIABILITIES

         Liabilities noted in the Company's Form 10-Q for the three month period ended December 31, 1995.

         Except those incurred in the ordinary course of business, liabilities due to the (a) Third Amendment to the May 1994 Senior Secured Credit Agreement,
(b) expenses incurred due to the Recapitalization Transactions, (c) expenses incurred to arranging bank financing, and (d) the Century Division s Information Systems Project.

         See also Schedules 2.03, 2.09, 2.11, 2.15, 2.16, 2.17, and 2.20.

                                                                 SCHEDULE 2.09


                          CERTAIN CHANGES OR EVENTS

         Certain changes or events:

         - McGurk litigation settlement (see Note L to the Consolidated Financial Statements in the Company's Form 10-K for year ended September 30, 1995; such matter was settled on December 13, 1995 (subject to court approval) and involved the payment by the Company or its subsidiaries of not more than $60,000).
         - IRS verbal settlement on tax years 1988 through 1991.  See Schedule
           2.17 for further detail.
         - Third Amendment to the Existing Senior Secured Credit facility. Issuance of partial payment in the form of Common Shares for the final payment of the Century acquisition. See Schedule 2.03, Item 4.
         - Commencement of the Century Information System Project.
         - Recommended bonuses upon completion of the Recapitalization of $111,920, $113,799 and $105,333, respectively, and recommended base salary increases of $50,000, $50,000 and $35,000, respectively, for Messrs. Cowart, Lahar and Grazer.


         See also Schedule 2.07.

                                                           SCHEDULE 2.11


                               PENDING LAWSUITS

         In accordance with Section 2.11 of the Agreement, set forth below is a list of litigation pending, or to the Parent's knowledge, threatened against Parent or any of its Subsidiaries as of the date of the Agreement.

1. Federal Insurance Company, a member of the Chubb Group of Insurance Companies v. Aurora Electronics, Inc.; Aurora Electronics Group; and Aurora Electronics, Ltd.; No. 95-3706-K(LSP), in the United States District Court for the Southern District of California.

2.       Donnie Ray Lee, as Father and Next Friend of Steven Ray Lee, a Minor
         v. BSN Corporation; Riddell Sports, Inc.; and Don Wigginton, Individually and as Agent for BSN Corporation; No. CV93-2006B, in the Circuit Court for Madison County, State of Alabama

3.       Berenice N. McGurk, Guardian of Michael T. McGurk, a Disabled Person
         v. MHI Liquidation, Inc. f/k/a Maxpro Helmets, Inc. and AA Liquidation Corp. f/k/a All American Corp.; No. 94-L-00018, in the Circuit Court of Cook County, Illinois, County Department - Law Division

4. Roman Reed, Gloria Reed & Don Reed v. Riddell, Inc., Riddell Sporting Goods, Inc., BSN, Inc.; Riddell/All American; All American Sports Corporation; All American Sports Corporation, d.b.a. All American Reconditioning Corporation; T and B Sports, Inc.; West Coast Sporting Goods; Chabot-Las Positas Community College District; Chabot-Las Positas Community College District Financing Corporation; Peter Davis; Bob Matheny; Daniel Miller; Mike Christensen and Does
         1-200, inclusive; No. H-184889-6, in the Superior Court of the State of California, Alameda County.

SPORT SUPPLY GROUP, INC. LITIGATION

         Parent is also a party to the following litigation. By virtue of its indemnification agreement with Sport Supply Group, Inc. ("SSG"), however, Parent should be able to obtain indemnification from SSG for any adverse outcome suffered in any of these cases.




1.       John Ali and Nancy Ali, Individually and as Next Friends of Zahra Ali
         v. Aurora Electronics f/k/a BSN Corporation and Sport Supply Group, Inc. d/b/a Alumagoal; No. 85,207, 240th Judicial District Court of Fort Bend County, State of Texas

2. Nicholas Cove v. BSN Corporation d/b/a Champion Bar Bell, Cliffside Park Board of Education, Boro of Cliffside Park; No. BER-L-8294-91, in the Superior Court of the State of New Jersey (Law Division), Bergen County

3. John C. Gaw, Jr. and Courtney McNeil Gaw v. Dare County Board of Education, Sports Supply Group, Inc., and BSN Corp. t/a U.S. Games, Inc., and Alumagoal Athletic; No.

         92-CV-S634, General Court of Justice, Superior Court Division, County of Dare, State of North Carolina

4. Fiske et al vs. Aurora Electronics, Inc. d/b/a Alumagoal; Township of Washington; Washington Township Board of Education; Sports Supply Group; John Doe (first and last name being fictitious) and ABC Corp. (a fictitious partnership, corporation and/or entity); No. MER-L-005001-95, Law Division, Superior Court of New Jersey, County of Mercer, State of New Jersey



WORKERS' COMPENSATION CLAIMS

         Aurora Electronics Group, Inc. and its Subsidiaries are subject to the Workers' Compensation Claims listed on Annex A hereto.


         See also Schedule 2.15, 2.17, and 2.20.

                                                                         ANNEX A


                          WORKERS' COMPENSATION CLAIMS

                                                                   SCHEDULE 2.13


                             REAL PROPERTY (LEASED)

Parent

1. Irvine, California. Office Building Lease dated March 24, 1993, by and between Koll Tower Four Associates, as Landlord and Parent as Lessee, for the real property located at 2030 Main Street, Suite 1120, Irvine, California 92714.

2.       Chicago, Illinois.   Lease dated July 14, 1988, by and between
         American National Bank and Trust Company of Chicago as trustee U/T/A dated May 18, 1988, as Landlord, and BSN Corp. (now Parent), as Tenant, for the real property located at 5800 W. Bloomingdale, Chicago, Illinois.

3. Ontario, Canada. Lease dated June 27, 1995, by and between Appropak Corporation, as Lessor, and Aurora Electronics, Inc. as Lessee, for the real property located at 7100 Warden Avenue, Unit #4, Markham, Ontario, Canada L3R 8B5.

4. San Francisco, California. Lease dated September 1, 1994, by and between Richard or Molly Casey, as Lessor, and Aurora Electronics, Inc. as Lessee, for the real property located at 2101 Bush Street, San Francisco, California 94115. Lease expired on September 30, 1995 and is now on a month-to-month basis.

Aurora Electronics Group, Inc. ("AEG")

1. San Diego, California. Standard Multi-Tenant Net Lease dated November 3, 1992, as amended, by and between Sorrento Mesa Properties, Inc., as Landlord, and AEG, as Tenant, for the real property located at 9477 Waples Street, Suite 150, San Diego, California, 92121.

2. Irvine, Scotland. Lease dated February 28, 1990, by and between Irvine Development Corporation, as Landlord, and AEG, as Tenant, for the real property located at 1 Whittle Place, South Newmoor Industrial Estate, Irvine, Scotland KA11 4HR.

3.       Sacramento, California.   Standard Industrial Lease - Net dated March
         27, 1984, as amended, by and between Northgate Investment Company (now David Pick), as Landlord, and Repair Services, Inc. (now AEG), as Tenant, for the real property located at 1101 National Drive, Sacramento, California 95834.

4. Sacramento, California. Addendum VII dated August 1, 1992 to that certain Standard Industrial Lease - Net dated March 27, 1984, as amended, by and between David Pick, as Landlord, and FRS (now AEG), as Tenant, for the real property located at 1214 West North Market Boulevard, Sacramento, California 95834.(1)

                                                                  SCHEDULE 2.13


5. San Jose, California. Office Building Lease dated August 19, 1992, as amended, by and between Pinn Brothers Property, as Landlord, and AEG, as Assignee of CCB, as Tenant, for the real property located at 1475 Saratoga Avenue, Suite 120, San Jose, California 95129.

6. Memphis, Tennessee. Standard Lease Agreement dated October 27, 1992, by and between Crow-Brindell-Mitchell, as Landlord, and AEG, as Assignee of CCB, doing business as Century Computer Services, Inc., as Tenant, for the real property located at 5170 East Raines Road, Building No. 7, Willow Lake Business Park, Memphis, Tennessee 38115.

7. Hull, Quebec. Deed of Lease dated April 22, 1992, by and between Digital Equipment of Canada, Ltd., as Landlord, and AEG, as Assignee of CCB, as Tenant, for the real property located at 200 Boulevard de la Technologie, Hull Quebec.

8.       Hoofddorp, The Netherlands.   Lease for Business Premises commencing
         April 1, 1994, by and between Stichting Pensioenfonds Hoogovens, as Lessor, and AEG, as Assignee of CCM, doing business as Century Computer Marketing International, as Lessee, for the real property located at Parellaan 58-60, NL-2132 WS Hoofddorp, The Netherlands.

9. Manchester, England. Business License Agreement dated April 1, 1994, by and between Carrington Business Park Limited, as Licensor and AEG, as Assignee of CCM, doing business as Century Computer Marketing International, as Licensee, for the real property located at H4/5 building, 1/10 Helsby Square, Carrington Business Park, Urmston, Manchester, England.

10. Irvine, California. Lease Agreement by and between The Irvine Company, as Landlord, and AEG, as Lessee, for the real property located at One Technology Drive, Suite I-821, Irvine, California 92718.

11. Birmingham, England. License Agreement dated June 29, 1995, by and between Chester Investments Three Limited, as Landlord, and AEG as Tenant, for the real property located at 1st Floor, Four Oaks House, 160 Lichfield Road, Sutton Coldfield, West Midlands, England B74 2TZ.

12. Marina del Rey, California. Standard Industrial/ Commercial Single Tenant Lease-Net dated November 30, 1994, by and between The Equitable Life Assurance Society of the United States, as Lessor, and AEG, as Lessee, for the real property located at 4755 Alla Road, Marina del Rey, California, 90292.(1)

13. Sacramento, California. Industrial Real Estate Lease (Multi-Tenant Facility) dated April 13, 1994, as amended, by and between JB Company, as Landlord, and AEG, as Tenant, for the real property located 1037 West North Market Boulevard, Unit 2, Sacramento, California 95834.(1)

                                                                  SCHEDULE 2.13



14. Fort Collins, Colorado. Lease dated October 4, 1994, by and between Double Eagle Investments, as Lessor, and AEG, as Lessee, for the real property located at 419 Canyon Avenue, Suite 300, No. 14, Fort Collins, Colorado.

------------------------------------------------------------------------------

(1) Part or all of such real property has been subleased to a third party.

                                                                SCHEDULE 2.14


                          INTELLECTUAL PROPERTY RIGHTS

INTELLECTUAL PROPERTY OF AURORA ELECTRONICS GROUP, INC. AND ITS SUBSIDIARIES

         Unregistered Trade Names and Service Marks:

         -       Micro-C

         Registered Trade Names and Service Marks:

         - TQR (Serial No. 74/432,958 Service Mark Application Filed with the U.S. Patent & Trademark Office)

         - TOTAL QUALITY RECOVERY (Serial No. 74/432,957 Service Mark Application Filed with the U.S. Patent & Trademark Office)

         - FRS, Inc. (Reg. No. 038567, dated May 21, 1991 Service Mark Certificate of Registration Issued By the Secretary of State of the State of California to FRS, Inc.)

         - AURORA ELECTRONICS (Serial No. 74/549,774 Service Mark Application Filed with the U.S. Patent & Trademark Office)

         Unregistered Trademarks:

         -       MM

         Registered Trademarks:

         -       None

INTELLECTUAL PROPERTY OF CENTURY

         Unregistered Tradenames and Service Marks:

         -       Century Computer Marketing
         -       Century Computer Marketing International
         -       Century Computer Brokers, Inc.
         -       CCM Computer International Ltd.

         Registered Tradenames and Service Marks:

         -       None

         Unregistered Trademarks:

         -       CCM  "Logo"

         Registered Trademarks:

         -       None

-------------------------

                                                                 SCHEDULE 2.15


                                 LABOR MATTERS

Received January 1996: OSHA Complaint filed relating to the Asset Recovery Division. Issues center around inadequate ventilation by ovens causing exposure to lead from soldering and the employees by the tubing machines not wearing eye protection. The Company has responded to this complaint and expects no further action.

Received January 1996: The Company received notification from the Department of Fair Employment & Housing California of a complaint being filed due to complainant's "Election of Court Action". The issue was brought forth by a temporary employee who filed the complaint, alleging that in 1994 she was harassed at the Sacramento facility and forced to quit due to two employees humiliating her on the production floor. To date, the Company has received no written or oral notice or information from her attorney. The Company knows of no actionable basis for the complainant's claim. According to the DFEH, DFEH is not pursuing the matter.

                                                                SCHEDULE 2.16


                             SEVERANCE ARRANGEMENTS


1. Employment letter dated March 1, 1994, by and between Jim C. Cowart and Parent.

2.       Employment letter dated May 18, 1995, by and between Jim C. Cowart and
         Parent.

3. Employment letter dated March 1, 1994, by and between David A. Lahar and Parent.

4. Employment letter dated May 18, 1995, by and between David A. Lahar and Parent.

5. Employment letter dated March 19, 1993, by and between John P. Grazer and Parent.

6. Employment letter dated May 18, 1995, by and between John P. Grazer and Parent.

7.       Employment letter dated April 4, 1994, by and between Gary Owen and
         Parent.

8. Employment letter dated April 4, 1994, by and between Richard Smith and Parent.

Severance Arrangements

Aurora provides the following notice of layoff policy for all employees. Exceptions to this policy are listed below:

NOTICE OF LAYOFF POLICY

When practical, advance notice of layoff is given to a regular employee who is terminated by Aurora because of a work force reduction or reorganization. It is not Aurora's policy to make severance payments. During the notice period, the employee's job responsibilities are reduced to allow time to conduct a job search. In some circumstances, employees may be terminated because of a work force reduction or reorganization without notice.

Where a notice period is required by law, it runs concurrent with, and not in addition to, Aurora's notice period.

The following table shows the amount of notice that Aurora will endeavor to provide:

                          Full Years of                      Weeks of
                       Continuous Service                 Advance Notice
                       ------------------                 --------------
                        Less than 1                              2
                        1 to 2                                   3
                        3 to 4                                   5
                        5 to 7                                   8
                        8 or more                               12

NOTE: The notice period described above will be tripled if employment is terminated because of a change in control of Aurora.

EXCEPTIONS TO ABOVE POLICY:

The following employees have separate severance arrangements with Aurora:

Jim Cowart                        One Year Severance
Dave Lahar                        One Year Severance
John Grazer                       One Year Severance
Bill McMahon                      Six Months Severance
Dutch Haagsma                     Six Months Severance

                                                                  SCHEDULE 2.17


                                     TAXES

         In January 1996, the Company reached a verbal settlement with the IRS for tax years 1988 through 1991. The Company will pay no more than $80,000 to compromise and resolve all IRS claims relating to these tax years. The Company's last closed tax year was 1991. See Note L to Consolidated Financial Statements in the Company's Form 10-K for the year ended September 30, 1995 and the Company's Form 10-Q for the quarter ended December 31, 1995.

                                                                 SCHEDULE 2.18


                                    PERMITS


         The Company holds a Health Permit issued by the County of San Diego, Departmental of Environmental Health that is necessary to conduct the disposal of waste generated by the Company's ARS division.

         Other than this Permit, the Company possesses no other Permits other than immaterial permits, authorizations, approvals, registrations, variances and licenses that are commonly issued to or used by similarly situated organizations operating in the similar lines of business (e.g., sales tax permits, occupational tax permits, equipment operation permits, etc.).

                                                                  SCHEDULE 2.19


                             EMPLOYEE BENEFIT PLANS


1.       Aurora Electronics, Inc. 1993 Stock Option Plan

2.       Aurora Electronics, Inc. 1995 Employee Stock Purchase Plan

3.       Aurora Electronics, Inc. 401(k) Plan

4. Aurora Electronics Group, Inc. Pre-Tax Election Plans for medical expenses, dependent day care and pre-tax premiums

5.       Aurora Electronics Group, Inc. Incentive Plans

                 Asset Recovery Services
                 Century Computer Marketing

6.       Aurora Electronics Group, Inc. Health Benefit Plans

                 Medical and Vision Plan
                 Short Term and Long Term Disability Plans
                 Life Insurance Plans
                 Travel Accident Plan
                 Vacation Plan
                 Sick Leave Plan
                 Bereavement Pay
                 Jury Duty Witness Pay
                 Employee Assistance Program (Counselors for Employees) Education Reimbursement
                 Paid Holidays


         See also Schedule 2.16.

                                                                SCHEDULE 2.20



                             ENVIRONMENTAL MATTERS


         The Company is involved in the site assessment and classification process with the Illinois Emergency Management Agency ("IEPA") with respect to three underground storage tanks located at 5750 W. Bloomingdale Road, Chicago, Illinois. Complete and accurate information regarding the background and status of this process has been delivered separately to Purchasers on the date hereof.

                                                                  SCHEDULE 2.21



                                   CONTRACTS

         None, other than as described in or filed as exhibits to the Company's SEC Filings.

                                                                   SCHEDULE 2.22

                            SCHEDULE OF INSURANCE

                           COMPANY
TYPE OF COVERAGE         POLICY NUMBER          POLICY PERIOD
----------------         -------------          -------------

Commercial Package       Federal Ins. Co.      September 30, 1995 to
                         3532-04-34            September 30, 1996



  COMPANY      POLICY
POLICY NUMBER  PERIOD    LIMITS OF LIABILITY                                                                               PREMIUM
-------------  ------    -------------------                                                                               -------

                         Property                                                                                         $ 94,894
                         $17,000,000 Personal Property - Special Form, Replacement Cost, Reporting Form
                                     Subject to a $5,000 Deductible Per Claim
                         $ 2,000,000 Blanket Property of others
                         $   875,000 Blanket EDP Including Transit
                         $   200,000 Personal Property Any Other Location
                         Business Income
                         $10,000,000 Business Income, 33-1/3% Monthly Limitation
                                     including Extra Expense, Extended Period of Indemnity with No Time Limit
                         Building and Rental Income for two sites
                                      Alla Road, MDR        $3,995,213 for building/$5,000 deductible
                                                            $  576,271 rental income
                                      Bloomingdale, Chicago $4,680,000 for building/$5,000 deductible
                                                            $   85,000 rental income
                         Boiler & Machinery
                         Same Limits as Package for Covered Causes of Loss which are Electric Arcing,
                                      Mechanical Breakdown and Steam Boiler Explosion, Subject to a $5,000
                                      Deductible Per Claim
                         Business Income Coverage for 24 Hours


same                     LIABILITY                                                                                        $110,786
                         $2,000,000 General Aggregate other than Products/Completed Operations
                         $2,000,000 Products/Completed Operations Aggregate
                         $2,000,000 Personal/Advertising Injury
                         $2,000,000 Property Damage to Rented Premises
                         $2,000,000 Each Occurrence
                         $10,000 Medical Expense
                         Included in Policy Form: Blanket Contractual/Broad Form Property Damage/Employees as Insureds
                         Personal Injury/Advertising Injury/Incidental Malpractice/Intentional Acts
                         Coverage for BI resulting from Reasonable Force to Protect Persons or Property/
                         New Entity Coverage - 90 Days/Non-Owned Watercraft for PI & AI/Written Contractual
                         for PI & AI/Coverage Applies "Anywhere" for Suits Brought in the United States/
                         PI & BI to Employees Coverage for Officers and Supervisors/Employee Benefits Liability




                                                                  SCHEDULE 2.22
                            SCHEDULE OF INSURANCE

                                 COMPANY
TYPE OF COVERAGE              POLICY NUMBER           POLICY PERIOD            LIMITS OF LIABILITY                         PREMIUM
----------------              ------------            -------------            -------------------                         -------
Basis of Liability Premium                                                   $67,000,000 Gross Sales
                                                                              (Electronics Mfg. & Repair)
                                                                              Products/Completed Operations
                                                                              - Excluding Foreign Sales
                                                                             $600,000 Gross Payroll Office
                                                                              Machines/Appliance Installation
                                                                             57,151 Square Feet MDR location
                                                                              Buildings/Premises Lessors Risk
                                                                              Only
                                                                             5,600 Square Feet Sacramento
                                                                              Buildings/Premises
                                                                              Lessors Risk Only
                                                                             12,000 Square Feet Tennessee
                                                                              Buildings/Premises
                                                                              Lessors Risk Only

Pollution Liability           National Union Fire Ins  3/31/95 to            Environmental Impairment, Pollution
                              PLL 5872876              3/31/96                Liability                                      $32,299
                                                                             limits of liability are $2,000,000
                                                                              each loss
                                                                                                      $2,000,000
                                                                                                      total for
                                                                                                      all losses
                                                                             This coverage protects Aurora from
                                                                             lawsuits alleging bodily injury or
                                                                             property damage caused by Toxic Fumes,
                                                                             Harmful or other pollutants emanating
                                                                             from our premises.
                                                                             $50,000 deductible per loss and legal
                                                                              fees are within the policy limits


Crime                         Federal Ins. Co.       September 30, 1995      $500,000 Employee Dishonesty                    $19,612
                              3532-04-34             September 30, 1996      $ 10,000 Deductible
                                                                             $500,000 Depositors Forgery
                                                                             $  5,000 Deductible
                                                                             Includes Aurora Electronics 401(k) Plan

Business Auto                 Federal Ins Co.                                $1,000,000 Bodily Injury and Property
                              BAP7318-93-67                                   Damage Combined Single Limit                   $11,531

                                                                              including non-owned/hired
                                                                             $5,000 Medical Payments
                                                                             $1,000,000 Uninsured/Underinsured Motorists
                                                                              Bodily Injury
                                                                             $500 Deductible Comprehensive/Collision
                                                                             $1,000,000 Hired/Non-Owned Automobile
                                                                              Liability
                                                                                        Includes Hired/Non-Owned Auto Physical
                                                                                        Damage
                                                                                        ------
                                                                                        $25,000 Limit Per Vehicle, Subject to a
                                                                                        $1,000 Deductible for both
                                                                                        Comprehensive and Collision Worldwide.






                                                                SCHEDULE 2.22

                            SCHEDULE OF INSURANCE



                     COMPANY
TYPE OF COVERAGE     POLICY NUMBER         POLICY PERIOD            LIMITS OF LIABILITY                                PREMIUM
----------------     -------------         -------------            -------------------                                -------
                                                                    Vehicles:
                                                                    1. 1986 Isuzu Pickup     #1607
                                                                    2. 1986 Dodge Van        #7071

Employee Benefits    Federal Ins Co
Programs Admin Liab  3532-04-34                                     $1,000,000 per employee                            $   300
                                                                    $1,000,000 Aggregate
                                                                    $1,000 Deductible
                                                                    Claims made from Retroactive
                                                                     Date: 3/12/94


Umbrella Liability   Federal Ins. Co.                               $8,000,000 General Aggregate                       $27,500
                     7965-12-13                                     $8,000,000 Each Occurrence
                                                                    -0- Retained Limit
                                                                    Underlying Coverages:  Workers'
                                                                     Compensation, General Liability,
                                                                               Automobile Liability and
                                                                                Foreign Liability



Cargo Coverage       Federal Ins. Co.                               Ocean Cargo - Deposit                              $29,040
                     CM 41955                                       Domestic-Foreign Transit - Deposit                 $37,380
                                                                    $1,000,000 Air Shipment Limit - per
                                                                      Vessel
                                                                    $   25,000 Deductible - Drams -
                                                                      Memory Chips
                                                                    $    1,000 Deductible - all other
                                                                    $1,000,000 Domestic/Foreign
                                                                      Transit Limit
                                                                    $   25,000 Deductible - Drams
                                                                      - Memory Chips
                                                                    $    1,000 Deductible - all other
                                                                    Shipments over 1 mil are to be reported
                                                                    Coverage applies to shipments by
                                                                     Common Carrier only


International        Vigilant Ins. Co.     September 30, 1995 to    Liability                                          $ 8,280
                     3533-20-59            September 30, 1996       $1,000,000 per occurrence
                                                                    $1,000,000 Persona/Advertising Injury
                                                                    $1,000,000 Products/Completed Operations
                                                                    $  100,000 Property Damage to Rented Premises
                                                                    $    1,000 Medical Expense - Per Person
                                                                    $   10,000 Medical Expense - Per Accident


                                                                SCHEDULE 2.22


                            SCHEDULE OF INSURANCE




                       COMPANY
TYPE OF COVERAGE     POLICY NUMBER         POLICY PERIOD            LIMITS OF LIABILITY                                     PREMIUM
----------------     -------------         -------------            -------------------                                     -------
                                                                    International Auto Difference In Conditions             $    500
                                                                    $1,000,000 Bodily Injury - Per Person
                                                                    $1,000,000 Bodily Injury - Per Occurrence
                                                                    $1,000,000 Property Damage - Per Occurrence
                                                                    $    1,000 Medical Expense - Per Person
                                                                    $   10,000 Medical Expense - Per Occurrence


                                                                    Foreign Voluntary Workers  Compensation                 $  3,050
                                                                    $1,000,000 Employers Liability*
                                                                    $   25,000 Repatriation Expenses - Per Person
                                                                    *Excludes United Kingdom (This coverage provided
                                                                     under separate
                                                                    policy expiring in November)


                                                                    International Property                                  $ 18,744
                                                                    4 locations for Stock, Inventory & Fixed Assets
                                                                    Loc 1    $   209,000 West Midlands, Eng
                                                                    Loc 2    $   209,000 Manchester, Eng
                                                                    Loc 3    $ 1,075,000 Irvine, Scotland
                                                                    Loc 4    $   650,000 Hoofddorp, Netherlands
                                                                    Any other Location $200,000
                                                                    $1,000 Deductible


TOTAL PREMIUM COST FOR PROPERTY AND CASUALTY                                                                                $393,916
                                                                                                                            ========


Workers Comp.         CIGNA                June 1, 1995 to          Workers Compensation - Statutory Limits                 $165,000

                      C37999349CA           June 1, 1996            EMPLOYER'S LIABILITY
                      C37999581TX                                   $1,000,000 Bodily Injury By
                                                                      Accident - Each Accident
                                                                    $1,000,000 Bodily Injury By Disease -
                                                                      Policy Limit
                                                                    $1,000,000 Bodily Injury By Disease
                                                                      - Each Employee
                                                                    Class Code         Description    Est. Payroll
                                                                    3178               Elec Elem Mfg.          $2,068,363
                                                                    5191               Off Mach Repair         $6,119,185
                                                                    8742               Salespersons            $1,875,890
                                                                    8810               Clerical                $8,556,066
                                                                    Current Experience Modification Factor is 76%

                                                                SCHEDULE 2.22


                        COMPANY
TYPE OF COVERAGE     POLICY NUMBER         POLICY PERIOD            LIMITS OF LIABILITY                                     PREMIUM
----------------     -------------         -------------            -------------------                                     -------




Director & Officer              Lexington                           March 1, 1995 to                  $3,000,000          $  150,000

                                8698691                             March 1. 1995

                                Aetna                               same                              $2,000,000          $   72,000


                                752-001-554-95

Medical/Dental                  Prudential                          January to January                                    $1,229,254

Life/AD&D                       Prudential                          Same                                                  $    8,566

Vision                          Vision Services Plan                Same                                                  $   52,368

LTD                             CIGNA                               Same                                                  $   27,298
Travel Accident                 AIG                                 Same                                                  $    1,267

EAP                             Ann Clark & Assoc                   June to June                                          $   13,862

401(k)                          John Hancock                        January to January

125 Plan
          Dependent Care        Voucher Plan                        January to January
          Flexible Spending     Prudential                          same
          Premium Pre-tax       ADP                                 same

                                                                  SCHEDULE 2.24


                           RELATED PARTY TRANSACTIONS


              None, other than as described in the Company's SEC Filings.

                                                                  SCHEDULE 2.25



                                    BROKERS


        The Company is a party to letter agreements dated May 13, 1994 and January 13, 1996 with Indosuez Capital, Inc. ("Indosuez"), copies of which have been provided to WCAS, pursuant to which, among other things, Indosuez is entitled to certain fees in the event that certain levels of debt financing are attained to refinance certain indebtedness.

                                                                       EXHIBIT A



           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
             OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
                  DISPOSED OF UNLESS REGISTERED UNDER THAT ACT
                OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

            THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE
            CODE OF 1986, AS AMENDED.  THE FOLLOWING INFORMATION IS
          PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS
                   SET FORTH IN TREASURY REGULATION 1.1275-3.

            THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS $          .
            THE AMOUNT OF OID ON THIS DEBT INSTRUMENT IS $         .
           THE ISSUE DATE OF THIS DEBT INSTRUMENT IS MARCH    , 1996
        THE PER ANNUM YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS    %
                           COMPOUNDED SEMI-ANNUALLY.

                            AURORA ELECTRONICS, INC.
                            ------------------------

                          10% Senior Subordinated Note
                             Due September 30, 2001

$10,000,000                                                      March    , 1996

         AURORA ELECTRONICS, INC., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to WCAS CAPITAL PARTNERS II, L.P. ("WCAS CP II"), or registered assigns, the principal sum of TEN MILLION DOLLARS ($10,000,000), on September 30, 2001 and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10% per annum semi-annually in arrears on September 30 and March 31 of each year (each said day being an "Interest Payment Date"), commencing on September 30, 1996, until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 12% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.

         All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

                 On any Interest Payment Date on or after March    , 2001, the
Company shall pay any amount of accrued original issue discount on this Note as shall be necessary to ensure that this Note shall not be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. The amount of principal payable on this Note shall be reduced by the amount of any accrued original issue discount that is paid pursuant to this paragraph.

                 If any payment on this Note is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday or day on which banks are authorized or required to be closed in Chicago or New York.

                 1. The Note. This Note is issued pursuant to and is subject to the terms and provisions of the Securities Purchase Agreement dated as of February 20, 1996 (the "Purchase Agreement"), among the Company, Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership ("WCAS VII"), WCAS CP II and the several purchasers named on Schedule I thereto and the terms of this Note include those stated in the Purchase Agreement. As used herein, the term "Note" or "Notes" includes the 10% Senior Subordinated Note due September 30, 2001 of the Company originally so issued and any 10% Senior Subordinated Note or Notes due September 30, 2001 subsequently issued upon exchange or transfer thereof.

                 2. Transfer, Etc. of Notes. The Company shall keep at its office or agency maintained as provided in paragraph (a) of Section 7 a register in which the Company shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. The holder of this Note may, at its option, and either in person or by its duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in Section 7 and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations (in integral multiples of $100,000) as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or its attorney duly authorized in writing. Every Note so made and delivered in exchange for such Note shall in all other respects be in the same form and have the same terms as such Note. No transfer or exchange of any Note shall be valid (x) unless made in the foregoing manner at such office or agency and (y) unless registered under the Securities Act of 1933, as amended, or any applicable state securities laws or unless an exemption from such registration is available.

                 3. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and an indemnity reasonably acceptable in form and substance to the Company from the holder thereof, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

                 4. Persons Deemed Owners; Holders. The Company may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

                 5.       Prepayments.

                 (a) Optional Prepayment. Subject to any applicable restrictions contained in the Credit Agreement (as hereinafter defined), upon notice given as provided in Section 5(b), the Company may, at its option, prepay this Note, as a whole at any time or in part from time to time in amounts which shall be integral multiples of $100,000, at the prepayment prices (expressed as percentages of the principal amount so to be prepaid) set forth below with respect to the periods indicated below, in each case, together with any accrued and unpaid interest thereon through the date of such prepayment:

                 Period                                      Percentage
                 ------                                      ----------
         Prepayment between March   , 1996
           and September 30, 1998                              105.0%

         Prepayment between October 1, 1998
           and September 30, 1999                              102.5%

         Prepayment after September 30, 1999                   100.0%.

                 (b) Notice of Prepayment. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section 5(a) not less than 20 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to the holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the prepayment price determined in accordance with Section 5(a) hereof. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Company of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

                 (c) Allocation of All Payments. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

                 (d) Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein.

                 (e) Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

                 6.       Offer to Repurchase Upon a Change of Control

                 (a) Upon the occurrence of a Change of Control (as hereinafter defined), the holder of this Note shall have the right, at such holder's option, to require the Company to repurchase all or any part of such holder's Note in amounts which shall be in integral multiples of $100,000 pursuant to the offer described below, at a purchase price equal to 101% of the principal amount thereof so to be repurchased, plus accrued and unpaid interest, if any, to the date of purchase (a "Change of Control Payment"). Within 10 Business Days after the Company knows, or reasonably should know, of the occurrence of any Change of Control, the Company shall make an irrevocable, unconditional offer (except that such offer may be conditioned upon the closing of the transaction constituting the Change of Control) (a "Change of Control Offer") to all holders of the Notes to purchase all of the Notes for cash in an amount equal to the Change of Control Payment by sending written notice (the "Change of Control Notice") of such Change of Control Offer to each holder by registered or certified mail to the person in whose name the Note is registered at its address maintained by the Company on the date of the mailing of such notice. The Change of Control Notice shall contain all instructions and materials required by applicable law and shall contain or make available to the holder other information material to such holder's decision to tender this Note pursuant to the Change of Control Offer. The Change of Control Notice, which shall govern the terms of the Change in Control Offer, shall state:

                 (i) that the Change of Control Offer is being made pursuant to this Section 6, and that all Notes validly tendered will be accepted for payment;

                (ii) the Change of Control Payment (including the amount of accrued and unpaid interest) and the purchase date, which will be no later than 30 days from the date such notice is mailed (the "Change of Control Payment Date");

               (iii) that any Note not validly tendered will continue to accrue interest;

                (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (v) that holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note to the Company at the address specified in the notice not later than the close of business on the Business Day prior to the Change of Control Payment Date;

                (vi) that holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note delivered for purchase and a statement that such holder is withdrawing its election to have such principal amount of Note purchased; and

               (vii) that holders whose Notes are being purchased only in part will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple thereof.

                 On or before the Change of Control Payment Date, the Company shall (i) accept for payment the Notes or portions thereof validly tendered pursuant to the Change of Control Offer prior to the close of business on the Change of Control Payment Date, (ii) promptly mail to the holders of Notes so accepted payment in an amount equal to the Change of Control Payment (including accrued and unpaid interest) for such Notes, and the Company shall promptly mail or deliver to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided, that each such new Note will be in a principal amount of $100,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

                 (b) In the event of a Change of Control, the Company will promptly, in good faith, (i) seek to obtain any required consent of the holders of any Senior Indebtedness (as defined herein) to permit the Change of Control Offer and the Change of Control Payment contemplated by this Section 6, or (ii) repay some or all of such Senior Indebtedness to the extent necessary (including, if necessary, payment in full of such Senior Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the Change of Control Offer and the Change of Control Payment contemplated hereby without such consent. Failure to comply with the foregoing shall not relieve the Company from its obligations pursuant to paragraph (a) above.

                 (c) For purposes of this Note "Change of Control" means (i) the sale, lease or transfer, whether direct or indirect, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in one transaction or a series of related transactions, to any "person" or "group" (other than the WCAS Group), (ii) the liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution of the Company, (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than the WCAS Group) of voting stock of the Company representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, or (iv) during any period of two consecutive years, the failure of those individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election or appointment by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) to constitute a majority of the Company's Board of Directors then in office.

                 For purposes of this definition, (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Company so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Company, and
(iv) the term "WCAS Group" shall mean WCAS VII, WCAS CP II and any general partners thereof.

                 7. Covenants Relating to the Note. The Company covenants and agrees that so long as the Note shall be outstanding and, in the case of paragraphs (k) through (n) below, so long as one million dollars ($1,000,000) of aggregate principal amount of the Notes is outstanding:

                 (a) Maintenance of Office. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder of this Note, where this Note may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of this Note may be served and where this Note may be presented for payment. Until the Company otherwise notifies the holder hereof, said office shall be the principal office of the Company located at 2101 Bush Street, San Francisco, California 94115.

                 (b) Payment of Taxes. The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all material lawful taxes and assessments imposed upon the Company or any of its subsidiaries or upon the income and profits of the Company or any of its subsidiaries, or upon any property, real, personal or mixed, belonging to the Company or any of its subsidiaries, or upon any part thereof by the United States or any State thereof, as well as all material lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that neither the Company nor any of its subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Company has established adequate reserves for such tax, assessment, charge, levy or claim and (y)(i) the Company or a subsidiary shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) the Company shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

                 (c) Corporate Existence. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its subsidiaries.

                 (d) Maintenance of Property. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition (reasonable wear and tear excepted) all significant properties of the Company and its subsidiaries used in the conduct of the Business, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the Business may be conducted at all times in the ordinary course consistent with past practice.

                 (e) Insurance. The Company will, and will cause each of its subsidiaries to, (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including without limitation liability insurance) in such amounts as are available at reasonable expense and to the extent believed advisable in the good faith business judgment of the Company.

                 (f) Keeping of Books. The Company will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

                 (g) Transactions with Affiliates. The Company shall not enter into, or permit any of its subsidiaries to enter into, any transaction with any of its or any subsidiary's officers, directors, employees or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, except for (i) normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, (ii) any transaction approved by the Board of Directors of the Company in accordance with the provisions of Section 144 of the Delaware General Corporation Law, or otherwise permitted by such Section, (iii) customer transactions in the ordinary course of business and on arm's length terms and (iv) the transactions contemplated by the Purchase Agreement.

                 (h)      Notice of Certain Events.   The Company shall,
immediately after it becomes aware of the occurrence of (i) any Event of Default (as hereinafter defined) or any event which, upon notice or lapse of time or both, would constitute such an Event of Default, or (ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the right of the Company to carry on its business substantially as now or then conducted, or would have a material adverse effect on the properties, assets, financial condition, prospects, operating results or business of the Company and its subsidiaries taken as a whole, give notice to the holder of this Note, specifying the nature of such event.

                 (i) Payment of Principal and Interest on the Note. The Company will use its best efforts, subject to the provisions of applicable credit arrangements (including the Credit Agreement), contractual obligations of the Company and/or its subsidiaries and any applicable law restricting the same, to provide funds from its subsidiaries to the Company, by dividend, advance or otherwise, sufficient to permit payment by the Company of the principal of and interest on this Note in accordance with its terms. The Company will not, and will not permit any subsidiary to, directly or indirectly create or otherwise cause to exist any encumbrance or restriction on the ability of any subsidiary to pay dividends or make any other distributions to the Company or any wholly-owned subsidiary of the Company in respect of its capital stock.

                 (j) Consolidation, Merger and Sale. The Company will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property in one or more related transactions to, any other corporation or other entity, unless:

                 (i) the Company is the surviving corporation or the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale or other disposition shall have been made is a corporation organized or existing under the laws of the United States of any state thereof or the District of Columbia;

                (ii) the surviving corporation or other entity (if other than the Company) shall expressly and effectively assume in writing the due and punctual payment of the principal of and interest on this Note, according to its tenor, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Note to be performed or observed by the Company to the same extent as if such surviving corporation had been the original maker of this Note;

               (iii) the Company or such other corporation or other entity shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of this Note or the Purchase Agreement; and

                (iv) the holder of this Note shall have received, in connection therewith, an opinion of counsel for the Company (or other counsel satisfactory to the holder), in form and substance satisfactory to the holder, to the effect that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this paragraph (j).

                 (k) Limitation on Indebtedness and Disqualified Stock. The Company will not, and will not permit any of its subsidiaries to, (i) incur or permit to remain outstanding any indebtedness for money borrowed ("Indebtedness"), except (A) Senior Indebtedness (as defined in Section 13),
(B) Indebtedness existing on the date of original issuance of this Note, (C) Indebtedness permitted to be incurred under the Credit Agreement as in effect from time to time after the original issuance of this Note (other than Indebtedness that is subordinate or junior in right of payment (to any extent) to any Senior Indebtedness and senior or pari passu in right of payment (to any extent) to the Notes), or (D) in the event that the Credit Agreement has terminated, Indebtedness permitted to be incurred under any successor credit agreement of the Company with respect to Senior Indebtedness, or if there exists no such credit agreement, such Indebtedness as may be mutually agreed upon by the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding, or (ii) issue any capital stock ("Disqualified Stock") of the Company or any of its subsidiaries (other than the Convertible Preferred Stock (as hereinafter defined)) which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures, or is mandatorily redeemable, whether pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to December 31, 2001.

                 (l)      Restricted Payments.  The Company will not, and will
not permit any of its subsidiaries to: (i)      declare or pay any dividends
on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company or any of its subsidiaries, except for (X) distributions of shares of the same class or of a different class of stock pro rata to all holders of shares of a class of stock, (Y) the payment of cash dividends on account of the Company's Convertible Preferred Stock, $.01 par value (the "Convertible Preferred Stock"), or (Z) dividends, distributions or payments by any subsidiary to the Company or to any wholly-owned subsidiary of the Company, or (ii) make any payments of principal of, or retire, redeem, purchase or otherwise acquire any Indebtedness other than any Senior Indebtedness or the Notes (such declarations, payments, purchases, redemptions, retirements, acquisitions or distributions being herein called "Restricted Payments").

                 (m) Limitation on Liens. The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any lien, pledge , charge, security interest or encumbrance (collectively, "Liens") on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except for (i) Liens permitted under the Credit Agreement, (ii) liens for current taxes not yet due, (iii) landlord's liens, (iv) purchase money liens and (v) workman's, materialman's, warehouseman's and similar liens arising by law or statute.

                 (n) Inspection of Property. The Company will permit the holder hereof to visit and inspect any of the properties of the Company and any other subsidiaries and their books and records and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and such subsidiaries and their independent public accountants, all at such reasonable times and as often as such holders may reasonably request.

                 8. Modification by Holders; Waiver. The Company may, with the written consent of the holders of not less than a majority in principal amount of the Notes then outstanding, modify the terms and provisions of this Note or the rights of the holders of this Note or the obligations of the Company hereunder, and the observance by the Company of any term or provision of this Note may be waived with the written consent of the holders of not less than a majority in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

                 (i) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Note so affected; or

                (ii) give any Note any preference over any other Note, including, without limitation, by amending the allocation provisions of Section 5(c) hereof; or

               (iii) reduce the percentage of principal amount outstanding under any Note, the consent of the holder of which is required for any such modification; or

                (iv) amend the provisions of Section 13 hereof in any manner adverse to the interests of the holder of this Note,

without the consent of the holder of each Note so affected.

                 Any such modification or waiver shall apply equally to each holder of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to the holders of the Notes at the time outstanding.


                 9. Events of Default. If any one or more of the following events, herein called "Events of Default," shall occur (for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any of its subsidiaries, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority) and such Event of Default shall be continuing:

                 (i) default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or repurchase (including default of any optional prepayment in accordance with the requirements of Section 5 or any Change of Control Payment in accordance with the requirements of Section 6, as the case may be) or by acceleration or otherwise; or

                (ii) default shall be made in the payment of any installment of interest on this Note according to its terms when and as the same shall become due and payable; or

               (iii) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained herein Section 7(j); or

                (iv) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Purchase Agreement, and such default shall continue for 10 days after written notice thereof, specifying such default and requesting that the same be remedied; or

                 (v) any representation or warranty made by or on behalf of the Company herein or in the Purchase Agreement shall prove to have been false or incorrect in any material respect on the date on or as of which made; or

                (vi) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries for any substantial part of any of their property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

               (vii) the commencement by the Company or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any general assignment for the benefit of creditors, or the failure of the Company or of any of its subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing; or

              (viii) a default or an event of default as defined in any instrument evidencing or under which the Company or any of its subsidiaries has outstanding at the time any Indebtedness in excess of $500,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 20 days; or

                (ix) final judgment for the payment of money in excess of $500,000 shall be rendered against the Company or any of its subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

then, the holders of at least 33-1/3% in aggregate principal amount of the Notes at the time outstanding may, at their option, by a notice in writing to the Company declare this Note to be, and this Note shall thereupon be and become immediately due and payable together with interest accrued thereon, without diligence, presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law.

                 At any time after any declaration of acceleration has been made as provided in this Section 9, the holders of a majority in principal amount of the Notes then outstanding may, by notice to the Company, rescind such declaration and its consequences, provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                 Without limiting the foregoing, the Company hereby waives any right to trial by jury in any legal proceeding related in any way to this Note and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and the Company hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Company further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency set forth in paragraph (a) of Section 7 for purposes of notices hereunder.

                 10.      Suits for Enforcement.  Subject to the provisions of
Section 13 of this Note, in case any one or more of the Events of Default specified in Section 9 of this Note shall happen and be continuing (subject to any applicable cure period expressly set forth herein), the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

                 In case of any default under this Note, the Company will pay to the holder hereof reasonable collection costs and reasonable attorneys' fees, to the extent actually incurred.

                 11. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                 12. Remedies Not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

                 13. Subordination.(1) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by the Notes shall be subordinate and junior to the extent set forth in the following paragraphs (A),
(B) and (C), to all Senior Indebtedness of the Company. Senior Indebtedness shall mean (i) the principal of, and premium, if any, payable on redemption or prepayment of, and interest on, all indebtedness for borrowed money now existing or hereafter incurred which by its terms is not subordinated to any other indebtedness of the Company, (ii) all indebtedness, obligations and
liabilities of any nature of the Company to  [        ] Bank or any successor
or assignee thereof under the terms of that certain Credit Agreement (as the
same may be modified, the "Credit Agreement") dated as of            , 1996
among Aurora Electronics Group, Inc., the Company and [      ] Bank, as Agent
for the Lenders, whether such indebtedness, obligations, and liabilities are now existing or hereafter arising or incurred, and (iii) any renewals or extensions of the indebtedness incurred pursuant to any such Senior Indebtedness described in clauses (i) and (ii) above.

                 (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full, before any payment on account of principal or interest is made upon the Notes.

                 (B)      In any of the proceedings referred to in paragraph
         (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full.





____________________

(1)  Subject to bank comments.

                 (C) In the event (i) the Company shall default under any Senior Indebtedness obligation held by any bank or other financial institution and the effect of such default is to accelerate the maturity of such Senior Indebtedness or (ii) the holder thereof shall cause such obligation to become due prior to the stated maturity thereof or (iii) the Company shall not pay such obligation at maturity or (iv) an Event of Default (as defined in Credit Agreement) shall have occurred and as a result of such Event of Default the Obligations (as defined in the Credit Agreement) become due and payable (x) then the Company will not make, directly or indirectly, to the holder of the Notes any payment of any kind of or on account of all or any part of the Notes; (y) the holders of the Notes will not accept from the Company any payment of any kind of or on account of all or any part of the Notes and (z) the holders of the Notes may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under the Notes, unless and until in each case described in clauses (x), (y) and (z) all such Senior Indebtedness shall have been paid in full; provided, however, that if
         (i) such default or Event of Default shall have occurred and be continuing for a period (a "Blockage Period") of 179 days or more (it being understood that not more than one Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days), (ii) such default or Event of Default shall not have been cured or waived (iii) the holder of such Senior Indebtedness obligation shall not have made a demand for payment and commenced an action, suit or other proceeding against the Company and (iv) none of the events described in subsection (A) above shall have occurred, then (to the extent not otherwise prohibited by subsections (A) or (B) above, the Company may make and the holders of the Notes may accept from the Company all past due and current payments of any kind of or on account of the Notes, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on the Notes. The holder of the Note agrees that whatever right, title, and interest (including security interest or judgment lien) that the holders of the Notes have in and to any assets of the Company as security for the amounts owing in connection with the Notes shall, at all times and in all respects, be subject and subordinate to the holder's of the Senior Indebtedness right, title, and interest (including security interest or judgment lien) in such assets.

                 Subject to the payment in full of all Senior Indebtedness as aforesaid, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, the Notes shall be paid in full, and, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 13 which otherwise would have been made to the holder of the Notes shall be deemed a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this
Section 13 are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holder of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Section 13 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holders of the Notes, nothing herein shall either impair, as between the Company and the holder of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof the principal thereof and interest thereon in accordance with its terms or prevent (except as otherwise specified therein) the holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

                 14. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                 15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                 16. Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

                 17. Third Party Beneficiaries. The provisions of Section 13 are intended to be for the benefit of, and shall be enforceable directly by each holder of, the Senior Indebtedness.

          IN WITNESS WHEREOF, Aurora Electronics, Inc. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.


                                        AURORA ELECTRONICS, INC.


                                        By:_________________________
                                           Name:
                                           Title:

                                                      Draft of February 20, 1996

                                                                       EXHIBIT B


              CERTIFICATE  OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                          CONVERTIBLE PREFERRED STOCK

                                       OF

                            AURORA ELECTRONICS, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                  ___________________________________________


                 AURORA ELECTRONICS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Restated Certificate of Incorporation, as amended, of
the Corporation, the following resolution was adopted as of February    , 1996
by the Board of Directors of the Corporation pursuant to Section 141 of the Delaware General Corporation Law:

                 "RESOLVED that, pursuant to authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Restated Certificate of Incorporation, as amended, of the total authorized number of 1,000,000 shares of Preferred Stock, par value $.01 per share, of the Corporation, there shall be designated a series of 400,000 shares which shall be issued in and constitute a single series to be known as "Convertible Preferred Stock" (hereinafter called the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

                 1. Dividends. (a) The holders of shares of Convertible Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cash dividends at the rate of $7.00 per share per annum, and no more, payable as provided herein or when and as declared by the Board of Directors of the Corporation. Such dividends shall be cumulative and shall accrue from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors of the Corporation may fix a record date for the determination of holders of Convertible Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                 (b) As long as any shares of Convertible Preferred Stock shall remain outstanding, in no event shall any dividend be declared or paid upon, nor shall any distribution be made upon, any Junior Capital Stock (as defined herein), other than a dividend or distribution payable solely in shares of common stock of the Corporation, nor shall any shares of Junior Capital Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Junior Capital Stock, unless, in each such case, (i) full cumulative dividends on the outstanding shares of Convertible Preferred Stock shall have been declared and paid and (ii) any arrears or defaults in any redemption of shares of Convertible Preferred Stock shall have been cured. The term "Junior Capital Stock" as used herein means any shares of capital stock of the Corporation, including the Corporation's Common Stock, par value $.03 per share (the "Common Stock"), other than shares of the Corporation's capital stock permitted to rank on a parity with or senior to the Convertible Preferred Stock pursuant to Section 6 hereof.

                 2. Redemption. The shares of Convertible Preferred Stock shall be redeemable as follows:

                 (a)      Mandatory Redemption.  On September 30, 2006, subject
to the terms of the Credit Agreement dated as of [          ], 1996 (the "Credit
Agreement"), among Aurora Electronics Group, Inc., the Corporation and [
] Bank, as Agent, the Corporation shall redeem (the "Mandatory Redemption") all of the shares of Convertible Preferred Stock then outstanding, at a redemption price of $100 per share, plus all accrued but unpaid dividends to which the holders of the Convertible Preferred Stock are then entitled pursuant to
Section 1 above as of such date.

                 (b) Optional Redemption. Subject to the terms of the Credit Agreement, upon the occurrence of any of the following (each a "Corporate Disposition"):

                 (i) the sale, lease or transfer, whether direct or indirect, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in one transaction or a series of related transactions, to any "person" or "group" other than the WCAS Group, or

                (ii) the acquisition of "beneficial ownership" by any "person" or "group" other than the WCAS Group, of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, then each holder of any share or shares of Convertible Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem (the "Optional Redemption"), any or all of such holder's shares of Convertible Preferred Stock (any such redemption of less than all of a holder's shares to be in integral multiples of 1,000 shares) on or prior to the effective date of such Corporate Disposition, at a redemption price of $100 plus all accrued but unpaid dividends to which the holders of the Convertible Preferred Stock are then entitled pursuant to Section 1 above as of such date. Such option shall be exercised by written notice to the Corporation given within fifteen days of the date of receipt of the Redemption Notice (as defined herein) to be delivered pursuant to Section 2(e) below.

                 For purposes of this Certificate of Designations: (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Exchange Act, whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Company so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Company, and (iv) the term "WCAS Group" shall mean Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership ("WCAS VII"), WCAS Capital Partners II, L.P., a Delaware limited partnership ("WCAS CP II"), and any general partners thereof.

                  Any date on which any shares of Convertible Preferred Stock are to be redeemed as herein provided is hereinafter called a "Redemption Date." The price at which any shares of Convertible Preferred Stock are to be redeemed as herein provided is hereinafter called the "Redemption Price."

                 (c) Notice of Redemption. At least 20 days (and not more than 60 days) prior to any Redemption Date (which in the case of any Optional Redemption shall be prior to the effective date of any such sale, lease or transfer of assets or consolidation, merger or other transaction), written notice thereof (a "Redemption Notice") shall be mailed, by first class or regis-tered mail, postage prepaid, to each holder of record of Convertible Preferred Stock, at his, her or its address last shown on the records of the transfer agent of the Convertible Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). The Redemption Notice shall set forth
(i) the Redemption Date, (ii) the Redemption Price, (iii) in the case of the Mandatory Redemption, the total number of shares to be redeemed from all holders and the number of shares to be redeemed from such holder, and (iv) in the case of an Optional Redemption, a description of the events which will, upon the occurrence thereof, constitute a Corporate Disposition, including a summary description of the terms thereof, and such holder's right to exercise its option to require a redemption under Section 2(b) hereof. In the case of a Mandatory Redemption, the Redemption Notice shall call upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing any shares of Convertible Preferred Stock to be redeemed.

                 (d) Redeemed or Otherwise Acquired Shares to be Retired. On or prior to a Redemption Date, all holders of shares of Convertible Preferred Stock to be redeemed shall surrender their certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and against such surrender the Redemption Price of such shares shall be paid to the order of the person whose name appears on each such certificate as the owner thereof. Each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of redeemed Convertible Preferred Stock as holders of such shares of Convertible Preferred Stock (except the right to receive the Redemption Price without interest against surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation (or its transfer agent, if any) or be deemed to be outstanding for any purpose whatsoever.

                 (e) Shares to be Redeemed or Purchased. If the funds of the Corporation legally available for redemption of Convertible Preferred Stock on any Redemption Date are insufficient, after redemption of any other shares ranking senior thereto, to redeem the full number of shares of Convertible Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares of Convertible Preferred Stock ratably from each holder whose shares are otherwise required to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                 3. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of any shares of Junior Capital Stock by reason of their ownership thereof, an amount equal to $100 per share of Convertible Preferred Stock, plus all accrued but unpaid dividends to which the holders of the Convertible Preferred Stock are then entitled pursuant to Section 1 above as of such date, and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders (after making all distributions to which holders of capital stock ranking senior to the Convertible Preferred Stock shall be entitled) shall be insufficient to pay the holders of shares of Convertible Preferred Stock the full amount to which they shall be entitled pursuant to this Section 3(a), the holders of shares of Convertible Preferred Stock, and any other shares ranking on a parity therewith, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares of Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                 (b) After the payment of all amounts required to be paid pursuant to Section 3(a) to the holders of shares of Convertible Preferred Stock, and any other shares ranking on a parity therewith, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Capital Stock then outstanding shall share in any distribution of the remaining assets and funds of the Corporation in the manner provided by law, in the Restated Certificate of Incorporation of the Corporation, as amended, or as provided in any pertinent Certificate of Designations of the Corporation, as the case may be.

                 (c) No Corporate Disposition shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3 (unless in connection therewith the liquidation of the Corporation is specifically approved).

                 4. Conversion. The shares of Convertible Preferred Stock shall be convertible as follows:

                 (a) Right to Convert. Subject to the terms and conditions of this Section 4, the holder of any share or shares of Convertible Preferred Stock shall have the right, at his, her or its option at any time, to convert any such shares of Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate as to all shares at the close of business 15 days after notice thereof has been given to the holders of Convertible Preferred Stock as provided in Section 4(h) hereof) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by (i) multiplying the number of shares of Convertible Preferred Stock so to be converted by $100,
(ii) adding the Additional Conversion Amount (as defined in Section 4(c) herein), if any, and (iii) dividing the result by the conversion price of $2.125 or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Such right of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock into Common Stock (such number shall either be an integral multiple of 1,000 or the total number of shares held by such holder) and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

                 (b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in Section 4(a) above and surrender of the certificate or certificates for the share or shares of the Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conver- sion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of

Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.


                 (c)      Fractional Shares; Dividends; Partial Conversion.

                 (i) No fractional shares shall be issued upon conversion of the Convertible Preferred Stock into Common Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 4(c), be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current fair market value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

                (ii) Upon the conversion of any shares of Convertible Preferred Stock, the Corporation will pay the holder thereof, out of funds legally available for such purpose, any accrued but unpaid dividends thereon to the date of such conversion. In the event that the Corporation is for any reason unable to pay some or all of such accrued but unpaid dividends, any amount not so paid shall (for purposes of Section 4(a) hereof) constitute the "Additional Conversion Amount." No other payment or adjustment shall be made upon any conversion on account of the Convertible Preferred Stock so converted or the Common Stock issued upon such conversion.

               (iii) In case the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 4(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

                 (d) Adjustment of Price Upon Issuance of Common Shares. Except as provided in Section 4(e) hereof, if and whenever (after the date of effectiveness of this Certificate of Designation and whether or not any shares of Convertible Preferred Stock shall at the time have been issued and be outstanding) the Corporation shall issue or sell, or is, in accordance with subparagraphs (d)(i) through (d)(vii), deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Convertible Preferred Stock) multiplied by the then existing Conversion Price, and (B) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Convertible Preferred Stock without giving effect to any adjustment in the number of shares so issuable by reason of such issue and sale).

                 No adjustment of the Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                 For purposes of this Section 4(d), the following subparagraphs
(i) through (vii) shall also be applicable:

                 (i) Issuance of Rights or Options. Subject to Section 4(e) hereof, in case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock (other than shares of Convertible Preferred Stock) or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (iii) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                (ii)      Issuance of Convertible Securities.  Subject to
         Section 4(e) hereof, in case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (x) except as otherwise provided in subparagraph (iii) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 4(d), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph
         (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph
         (i) or (ii), or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph (i) or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                (iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                 (v) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the

         Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                (vi) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this subparagraph (vi) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or state income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

               (vii) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (e)      Certain Issues of Stock Excepted. Anything herein to
the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of (i) the issuance of shares of Convertible Preferred Stock pursuant to that certain Securities Purchase Agreement, dated
as of February      , 1996 among the Corporation, WCAS VII, WCAS CP II and the several persons named on Schedule I thereto; (ii) the issuance of shares of Common Stock upon conversion of Convertible Preferred Stock; (iii) the issuance
of up to [       ](1) shares of Common Stock to employees of the Corporation or its subsidiaries, either directly or pursuant to stock options, pursuant to plans or arrangements approved by the Board of Directors of the Corporation; or
(iv) the issuance of shares of Common Stock in respect of any Convertible Securities issued by the Corporation prior to the date of said Securities Purchase Agreement.

                 (f) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation (a "Reorganization") shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Reorganization, lawful and adequate provision (in form satisfactory to the holders of a majority of the then outstanding shares of Convertible Preferred Stock) shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of the Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such Reorganization not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such Reorganization, of the Conversion Price to the value for the Common Stock reflected by the terms of such Reorganization if the value so reflected is less than the Conversion Price in effect immediately prior to





____________________

(1)     To be determined at Closing.

such Reorganization). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock (or other equity interests, of the case may be) of the surviving corporation or business entity are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any Corporate Disposition unless prior to the consummation thereof the acquiring corporation or other business entity, or successor corporation or other business entity (if other than the Corporation) resulting from such Corporate Disposition, as the case may be, shall assume by written instrument (in form reasonably satisfactory to the holders of a majority of the shares of Convertible Preferred Stock at the time outstanding) executed and mailed or delivered to each holder of a share or shares of Convertible Preferred Stock at the last address of such holder appearing on the books of the Corporation (or its transfer agent, if any), the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                 (g) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation (or its transfer agent, if any), which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 (h)      Other Notices.  In case at any time:

                 (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any Reorganization or Corporate Disposition or the Corporation shall become aware of any event or events that could reasonably be expected to result in a Reorganization or Corporate Disposition; or

                (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation (or its transfer agent, if any), (A) at least 15 days' prior written notice of the date on which the books of the Corporation (or its transfer agent) shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Reorganization or Corporate Disposition, and (B) in the case of any such Reorganization or Corporate Disposition, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Reorganization or Corporate Disposition, as the case may be.

                 (i) Conversion at Corporation's Option. All outstanding shares of Convertible Preferred Stock shall, at the option of the Corporation, be automatically converted into Common Stock if at any time the Corporation shall effect a firm commitment public offering of Common Stock or Convertible Securities registered pursuant to the Securities Act of 1933, as amended, resulting in proceeds to the Corporation and/or selling stockholders of not less than $20,000,000, after deduction of underwriting discounts and commissions but before deduction of other expenses of issuance, and in which the offering price to the public (or, in the case of a sale of Convertible Securities, the price per share of Common Stock payable upon conversion thereof) is not less than two times the Conversion Price. Such conversion shall be effected at the time of and subject to the closing of the sale of such shares of Common Stock.

                 (j) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Convertible Preferred Stock, would exceed the total number of shares of Common Stock then authorized by the Corporat- ion's Restated Certificate of Incorporation.

                 (k) No Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

                 (l) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

                 (m) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock.

                 (n) Definition of Common Stock. As used in this Section 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.03 per share, as constituted on the date of filing of this Certificate of Designation and shall also include any capital stock of any class of the Corporation thereafter authorized that shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that such term, when used to describe the securities receivable upon conversion of shares of the Convertible Preferred Stock of the Corporation, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Designations, any shares resulting from any combination or subdivision thereof referred to in subparagraph (v) of Section 4(d), or in case of any reorganiza-tion or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4(f).

                 5.       Voting.  Except as otherwise provided by law or in
Section 6 below, the holders of Convertible Preferred Stock shall vote together with the holders of Common Stock on all matters to be voted on by the stockholders of the Corporation, and each holder of Convertible Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Convertible Preferred Stock held by such holder on the record date for the determination of stockholders entitled to vote.

                 6. Restrictions. So long as any shares of Convertible Preferred Stock are outstanding, without the consent of the holders of a majority of the Convertible Preferred Stock at the time outstanding given in person or by proxy, either in writing or at a special meeting called for that purpose at which the holders of the Convertible Preferred Stock shall vote separately as a class, the Corporation may not (i) effect, validate or permit a Corporate Disposition; (ii) effect or validate the amendment, alteration or repeal of any provision hereof which would amend or repeal the dividend, voting, conversion, redemption or liquidation rights of the Convertible Preferred Stock set forth herein; (iii) effect or validate the amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation or the By-laws of the Corporation; or (iv) (A) create or authorize any additional class or series of stock ranking senior to or on a parity with the Convertible Preferred Stock as to dividends or as to rights upon redemption, liquidation, dissolution or winding up, or (B) increase the authorized number of shares of the Convertible Preferred Stock or of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Convertible Preferred Stock as to dividends or as to rights upon redemption, liquidation, dissolution or winding up, whether any such creation or authorization or increase shall be by means of amendment hereof, amendment of the Restated Certificate of Incorporation of the Corporation, Certificate of Designation or amendment thereof, merger, consolidation or otherwise.

                 7. Reacquired Shares. Any shares of Convertible Preferred Stock, which are redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and the number of authorized shares of Convertible Preferred Stock shall be reduced accordingly.

                 IN WITNESS WHEREOF, this Certificate of Designation has been
executed by the Corporation by its President this      day of March, 1996.


                                        AURORA ELECTRONICS, INC.



                                        By __________________________
                                           President

                                                      Draft of February 20, 1996

                                                                       EXHIBIT C



                         REGISTRATION RIGHTS AGREEMENT


                                                                  March   , 1996


To the several persons named
 in Schedule I hereto


Ladies and Gentlemen:

                 This will confirm that with respect to the several individuals and entities named as Purchasers in the Securities Purchase Agreement dated as of February 21, 1996 (the "Purchase Agreement"), among Aurora Electronics, Inc., a Delaware corporation (the "Company"), Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership ("WCAS VII"), WCAS Capital Partners II, L.P., a Delaware limited partnership ("WCAS CP II"), and the several persons named therein, in consideration of (i) the purchase by WCAS VII and the several persons named in Part A of Schedule I hereto (collectively, "the
Preferred Share Purchasers") from the Company of [        ](1) shares (the
"Preferred Shares") of Convertible Preferred Stock, $.01 par value ("Convertible Preferred Stock"), of the Company, and (ii) the purchase by WCAS CP II of (x) the Company's 10% Senior Subordinated Note due September 30, 2001,
in the principal amount of $10,000,000, and (y) [        ]1 shares (the "Common
Shares") of Common Stock, $.03 par value ("Common Stock"), of the Company, all on the terms and subject to the conditions set forth in the Purchase Agreement, and as an inducement to the Purchasers to consummate the transactions contemplated by the Purchase Agreement, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock (as defined herein) as follows:

                 1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                 "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.





____________________

(1)    To be determined at Closing.

                 "Conversion Shares" means the shares of Common Stock issuable upon conversion of any of the Preferred Shares.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Registration Expenses" means the expenses so described     in
         Section 8 hereof.

                 "Restricted Stock" means the shares of capital stock of the Company, the certificates for which are required to bear the legend set forth in Section 2 hereof.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Selling Expenses" means the expenses so described in Section 8 hereof.

                 2. Restrictive Legend. Each certificate representing the Common Shares, each certificate representing the Preferred Shares, each certificate representing the Conversion Shares and each certificate issued upon exchange, adjustment or transfer of any of the foregoing, other than in a public sale or as otherwise permitted by the last paragraph of Section 3 hereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                 "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                 3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Sections 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol is and shall be satisfactory) to the effect that the proposed transfer of the Restricted Stock may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock shall be entitled to transfer such Restricted Stock in accordance with the terms of its notice. Each certificate for Restricted

Stock transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                 The foregoing restrictions on transferability of Restricted Stock shall terminate as to any particular shares of Restricted Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

                 4.       Required Registration.

                 (a) Subject to the provisions of paragraph (e) below, at any time the holders of Restricted Stock constituting at least a majority of the Restricted Stock outstanding at such time may request the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided, however, that the only securities which the Company shall be required to register
         pursuant hereto shall be shares of Common Stock.   For the purposes of
         calculating the number of outstanding shares of Restricted Stock for purposes of this Section 4(a) and Section 13(d), holders of Convertible Preferred Stock shall be treated as the holders of the number of shares of Conversion Stock then issuable upon conversion of such shares.

                 (b)      Promptly following receipt of any notice under this
         Section 4, the Company shall notify any holders of Restricted Stock from whom notice has not been received, and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from such requesting holders, the number of shares of Restricted Stock specified in such notice (and in any notices received from other such holders of Restricted Stock within 30 days after their receipt of such notice from the Company); provided, however, that if the proposed method of disposition specified by the requesting holders shall be an underwritten public offering, the number of shares of Restricted Stock to be included in such an offering may be reduced (pro rata among the requesting holders of Restricted Stock based on the number of shares of Restricted Stock so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the Restricted Stock to be sold. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock included in the offering, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                 (c) In the event that the Board of Directors of the Company determines in good faith that the filing of a registration statement pursuant hereto would be detrimental to the Company, the Board of Directors may defer such filing for a period not to exceed sixty (60) days. The Board of Directors may not effect more than one such deferral during any twelve month period. The Board of Directors agrees to promptly notify all holders of Restricted Stock of any such deferral, and shall provide to such holders a reasonably complete explanation therefor.

                 (d) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except as provided in this paragraph (d), the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

                 (e) Notwithstanding anything to the contrary contained herein, the Company shall be obligated to register

         Restricted Stock pursuant to this Section 4 on two occasions only.

                 5.       Form S-3 Registration.

                 (a) If the Company shall receive from any holder or holders of Restricted Stock a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to Restricted Stock owned by such holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, the Company will:

                 (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Restricted Stock; and

                (ii) as soon as is reasonably practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Restricted Stock as is specified in such request, together with all or such portion of the Restricted Stock of any holder or holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company; provided, however that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5 (A) more than once in any 180-day period, or (B) if the Company is not entitled to use Form S-3; and provided, further, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock so requested to be registered as soon as is reasonably practicable after receipt of the request or requests of the holders of the Restricted Stock.

                 (b) Notwithstanding anything to the contrary contained herein, the Company shall be obligated to register Restricted Stock pursuant to this Section 5 on two occasions only.

                 6. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or 5 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or Form S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such holder, given within 30 days after receipt of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered; provided that nothing herein shall prevent the Company from abandoning or delaying such registration at any time; provided, further, that the only securities which the Company shall be required to register shall be shares of Common Stock. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 6 to register Restricted Stock shall specify that either (i) such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters in connection with such registration or (ii) such Restricted Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock to be included in an underwriting in accordance with clause (i) above may be reduced pro rata among the requesting holders of Restricted Stock based upon the number of shares of Restricted Stock so requested to be registered, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that if any shares are to be included in such underwriting for the account of any person other than the Company, the shares to be so included shall be subject first to reduction before the shares of Restricted Stock are reduced pro rata.

                 Notwithstanding anything to the contrary contained in this
Section 6, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Stock and a holder of Restricted Stock does not elect to sell his Restricted Stock to the underwriters of the Company's securities in connection with such offering, such holder shall refrain from selling such Restricted Stock so registered pursuant to this Section 6 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock commencing on the 90th day after the effective date of such registration statement or, if later, on such date (but in no event later than the 180th day after such effective date) as contractual "lock-up" restrictions imposed by the underwriters shall expire or be released.

                 7. Registration Procedures. If and whenever the Company is required by the provisions of Section 4, 5 or 6 hereof to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

                 (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement on the most appropriate form adequate for the purposes thereof with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (to be determined as hereinafter provided);

                 (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                 (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                 (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                 (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (following which notification the sellers agree to discontinue sales of their Restricted Stock covered by such registration statement until such misstatement or omission shall have been remedied);

                 (f) use all reasonable efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller and dated such date, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel and which are customary in underwritings of the type being undertaken, and
         (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

                 (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (a) and (b) above and of Section 4(d) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or six months after the effective date thereof.

                 In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

                 In connection with each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof, and provided, further, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock.

                 8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and fees and expenses of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses".

                 The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4, 5 or 6 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 4, 5 or 6 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

                 9. Indemnification. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, 5 or 6 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and each underwriter of Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to
Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

                 In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, 5 or 6 hereof, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to
Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock covered by such registration statement.

                 Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                 Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

                 If the indemnification provided for in the first two paragraphs of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Restricted Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                 The indemnification of underwriters provided for in this
Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event, the indemnification of the sellers of Restricted Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

                 10. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                 11. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

                 (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                 (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

                 12. Rule 144 Reporting. The Company agrees with you as follows:

                 (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or (c)(2), whichever is applicable, under the Securities Act, at all times from and after the date it is first required to do so.

                 (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at all times during which the Company is subject to such reporting requirements of the Exchange Act.

                 (c) The Company shall furnish to such holder of Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements) and of the Securities Act and the Exchange Act (at any time during which it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

                 13.      Miscellaneous.

                 (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock for so long as the certificates representing the Restricted Stock shall be required to bear the legend specified in Section 2 hereof.

                 (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

                 if to the Company, to it at:

                 Aurora Electronics, Inc.
                 2030 Main Street
                 Suite 1120
                 Irvine, California 92714-7241
                 Attention:  David Lahar, President

                 with a copy to:

                 Hughes & Luce L.L.P.
                 1717 Main Street
                 Suite 2800
                 Dallas, Texas 75201
                 Attention:  Alan J. Bogdanow, Esq.
                             Kenneth G. Hawari, Esq.

                 if to any holder of Restricted Stock, to such holder at the address as set forth under such holder's name in Annex I to the Purchase Agreement;

                 if to any subsequent holder of Restricted Stock, to such holder at such address as may have been furnished to the Company in writing by such holder;

         or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company).

                 (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except in a writing signed by the Company and the holders of not less than a majority of the Restricted Stock then outstanding, provided that no modification or amendment shall deprive any holder of Restricted Stock of any material right under this Agreement without such holder's consent. The Company will not grant any registration rights to any other person without the written consent of the holders of a majority of the Restricted Stock then outstanding if such rights could reasonably be expected to conflict with, or be on a parity with, the rights of holders of Restricted Stock granted under this Agreement.

                 (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.


                                        Very truly yours,

                                        AURORA ELECTRONICS, INC.


                                        By _____________________________


AGREED TO AND ACCEPTED
as of the date first
above written.


THE PURCHASERS:

WELSH CARSON, ANDERSON & STOWE VII, L.P.
By WCAS VII Partners, L.P., General Partner



By:___________________________

WCAS CAPITAL PARTNERS II, L.P.
By WCAS CP II Partners, General Partner



By:___________________________




_____________________________________
       Patrick J. Welsh




_____________________________________
       Russell L. Carson




_____________________________________
       Bruce K. Anderson

_____________________________________
       Richard H. Stowe




_____________________________________
       Andrew M. Paul




_____________________________________
       Thomas E. McInerney




_____________________________________
       Laura VanBuren




_____________________________________
       James B. Hoover




_____________________________________
       Robert A. Minicucci




_____________________________________
       Anthony J. de Nicola


[OTHER PURCHASERS]